BORROWING RESOLUTION AND INCUMBENCY CERTIFICATION

BFI Business Finance
851 East Hamilton Avenue, 2nd Floor
Campbell, California 95008

In completing this resolution, you must list in this opening paragraph the names of the officer (or officers if more than one) authorized to sign on behalf of the corporation. The undersigned certifies that if more than one officer is listed, any one of such officers has full authority to bind the corporation, and the signature of one officer on all documents executed by such officer conclusively shall be binding on the corporation.

RESOLVED, That

Signature [signature]	Name **Brian B. Christensen**	Title **President & CEO**
Signature ____________	Name ____________	Title ____________
Signature ____________	Name ____________	Title ____________

(hereinafter sometimes referred to, whether one or more, as "said officers") of **SIMPLE PRODUCTS Corporation**, a(n) **Utah corporation** (the "Corporation"), are authorized from time to time, in the name of and in behalf of the Corporation, to borrow from **BFI Business Finance**, a California corporation ("Lender") such sums of money as said officers deem expedient, from time to time to extend or renew any such loan in whole or in part, to contract with Lender upon such terms and conditions as Lender requires for the issuance of commercial letters of credit, and any other credit or financial accommodations, irrespective of the aggregate principal indebtedness of the Corporation with respect to such transactions outstanding and unpaid; and said officers are hereby authorized to execute in the Corporation's name the note or notes of the Corporation as evidence of each such loan and of any extension or renewal thereof and to execute all contracts and other instruments required by Lender in connection with any loan, each of which contracts, notes and other instruments shall contain such terms and conditions as are agreed upon by said officers and Lender, including, among others not specified in this resolution, provisions regulating or restricting the declaration and payment of dividends by the Corporation, the payment of indebtedness to officers, shareholders, or other persons other than Lender, or other regulations or restrictions of the same or different kinds, conditions as to default, attorneys' fees, waivers of notice, and sale of securities.

RESOLVED FURTHER that said officers are authorized to hypothecate or pledge with and transfer and deliver to Lender as security for the payment of any obligations so incurred such securities or other assets of the Corporation as are agreed upon by them and Lender and to execute in the name of the Corporation such agreements of hypothecation as they deem expedient, and to include in any such agreement such waivers of demand, notice or advertisement and such other waivers and provisions as seem expedient to them, including among others, a provision that any such security may be held by Lender to secure any other indebtedness, whether due or not due, owing to Lender from the Corporation.

RESOLVED FURTHER that said officers may direct Lender orally or by written instruction to disburse the proceeds of any loan made in the name of the Corporation to any person, partnership, corporation, or other legal entity including without limitation to said officers personally (the "Disbursements") and may, either individually or collectively, authorize other employees and/or representatives of the Corporation to direct Lender orally or by written instruction to make Disbursements, so long as such authorization is made in writing and in form and substance acceptable to Lender.

RESOLVED FURTHER that any and all agreements, instruments, and documents previously executed and acts and things previously done to carry out the purposes of this resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

RESOLVED FURTHER that if two or more resolutions of the Corporation authorizing any of the transactions authorized by this resolution are outstanding concurrently at any time the provisions thereof shall be deemed to be cumulative.

RESOLVED FURTHER that said officers are authorized, in addition to any obligation incurred under any of the preceding provisions of this resolution, to discount with Lender any notes, drafts, acceptances, bills of exchange, or other evidences of debt owned by the Corporation upon said terms as are agreed upon by Lender and said officers and in the name of the Corporation, to endorse such evidences of indebtedness so to be discounted by Lender and to guarantee payment thereof to Lender.

RESOLVED FURTHER that upon the execution by said officers of any instrument authorized by this resolution such instrument shall be deemed to be executed by the Corporation whether or not the corporate seal of the Corporation is affixed thereto.

RESOLVED FURTHER that all loans heretofore incurred by said officers in the name of the Corporation and all promissory notes and other documents executed by them in connection therewith or to secure the same are hereby ratified and approved.

RESOLVED FURTHER that Lender shall be able to rely on the incumbency of said officers until written notice is received at the above captioned office.

RESOLVED FURTHER that this resolution shall remain in full force and effect until written notice of its repeal has been received by Lender at the above captioned office, such revocation however not to affect the validity of any note or other instruments theretofore executed.

The undersigned being the most knowledgeable and keeper of the corporate records, certifies that the foregoing is a true copy of a resolution duly adopted by the directors of **SIMPLE PRODUCTS Corporation**, a corporation, at a meeting of its board of directors duly and regularly held or in the alternative, pursuant to an action by written consent and that said resolution or action is in full force and effect. This resolution shall be deemed to constitute such resolution or action if none other is provided to Lender.

This will further certify that the signatures indicated above are true specimens of each captioned officer's signature.

Dated: **December** 14, **2011**, at **Campbell, California**.

Place Corporate Seal Below: None
(if none so state here)

Brian B. Christensen
as Sole Director and Board Member
of **SIMPLE PRODUCTS Corporation**

The Above Statements Are Correct none
Signature of Officer or Director, or, if none, a Shareholder other than Secretary, when Secretary is authorized to sign alone

Failure to complete the above when Secretary is authorized to sign alone shall constitute a certification by Secretary that Secretary is sole Shareholder, Director, and Officer of Corporation

State of Utah)
County of Salt Lake)
On this 15 (DAY) day of December (MONTH), in the year 2011 (YEAR), before me Aubrianna Tawzer (NOTARY PUBLIC NAME),
a notary public, personally appeared Brian B. Christensen (NAME OF DOCUMENT SIGNER),

proved on the basis of satisfactory evidence to be the person(s) whose name(s) (is/are) subscribed to this instrument, and acknowledged (he/she/they) executed the same. Witness my hand and official seal.

NOTARY PUBLIC

SEAL

AUBRIANNA DESIREE TAWZER
Notary Public
State of Utah
Comm. No. 610463
My Comm. Expires Jul 18, 2015

DEBT SUBORDINATION AGREEMENT

This Debt Subordination Agreement ("Subordination Agreement") made this 14 day of **December, 2011** by **Brian B. Christensen**, an individual, having an address of **2328 E. Mercer Point Circle, Draper, Utah 84020** ("Junior Creditor") in favor of **BFI Business Finance**, a **California corporation** ("Lender"), having an address of **851 E. Hamilton Avenue, 2nd Floor, Campbell, California 90058** (Junior Creditor and Lender hereinafter sometimes referred to collectively as "Creditors").

RECITALS

A. **SIMPLE PRODUCTS Corporation**, a(n) **Utah corporation** ("Borrower") is now and may in the future be indebted to Lender, including, without limitation, as a result of indebtedness arising under that certain Loan and Security Agreement (said agreement as amended or modified from time to time the "Loan Agreement") executed or to be executed in connection herewith between Borrower and Lender.

B. Borrower is now or may in the future be indebted to Junior Creditor.

C. To induce Lender to make and/or continue to make loans, advances or other financial accommodations to Borrower, Junior Creditor has agreed to execute and deliver this Subordination Agreement.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, Junior Creditor adopts the foregoing recitals and agrees as follows.

1. Definitions.

(a) "Common Guarantor" is defined to mean a now or hereafter existing guarantor of both the Junior Indebtedness and the Senior Indebtedness.

(b) "Junior Indebtedness" is defined to mean and include principal of, and interest and all costs and expenses including attorneys fees, on all liabilities and indebtedness of Borrower and Common Guarantor to Junior Creditor, and all financial accommodations from Junior Creditor to or on behalf of Borrower and Common Guarantor, including but not limited to, all loans, letters of credit or other financial accommodations, or with respect to the discount or purchase of, or loans on commercial paper, accounts receivable, or other property, whether such financial accommodations are direct or indirect, absolute or contingent, joint, several or independent, now or hereafter existing, due or to become due, or held or to be held by Junior Creditor, whether created directly or acquired by assignment or otherwise.

(c) "Senior Indebtedness" is defined to mean and include principal of, and interest (including without limitation any post-petition interest on all obligations at the rate set forth in the applicable loan documents, accruing whether or not granted or permitted in any bankruptcy or similar insolvency proceeding) and all costs and expenses including attorneys fees, on all liabilities and indebtedness of Borrower and Common Guarantor to Lender, and all financial accommodations from Lender to or on behalf of Borrower and Common Guarantor including, but not limited to, all loans, letters of credits or other financial accommodations, or with respect to the discount or purchase of, or loans on commercial paper, accounts receivable, or other property, whether such financial accommodations are direct or indirect, absolute or contingent, joint, several or independent, now or hereafter existing, due or to become due to, or held or to be held by Lender, whether created directly or acquired by assignment or otherwise, and whether or not arising under the Loan Agreement.

2. Representations. Junior Creditor represents that:

(a) As of the date hereof the total principal amount of the Junior Indebtedness is **$111,375.00**;

(b) Junior Creditor is the unconditional owner of such Junior Indebtedness, free and clear of all liens, claims and encumbrances and such Junior Indebtedness has not been subordinated in favor of any other party;

(c) Junior Creditor holds no security for such Junior Indebtedness; and

(d) This Subordination Agreement constitutes the valid and binding obligation of the Junior Creditor and is enforceable in accordance with its terms.

3. Subordination.

(a) Junior Creditor hereby subordinates payment of the Junior Indebtedness to payment in full of the Senior Indebtedness.

(b) Upon any distribution of the assets or readjustment of indebtedness of Borrower or Common Guarantor, whether by reason of liquidation, dissolution, bankruptcy, reorganization, receivership or any other action or proceeding involving the readjustment of all or any of the Junior Indebtedness, or the application of assets of Borrower or Common Guarantor to the payment or liquidation thereof, Lender shall be entitled to receive payment in full of the Senior Indebtedness prior to the payment of all or any part of the Junior Indebtedness.

(c) In order to enable Lender to enforce its rights hereunder in any such action or proceeding, Lender is hereby irrevocably authorized and empowered in Lender's discretion to make and present for, and on behalf of the Junior Creditor, such proofs or claims against Borrower or Common Guarantor on account of the Junior Indebtedness as Lender may deem expedient or proper, and to vote such proofs or claims in any such proceedings, and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued, and to apply same on account of the Senior Indebtedness. Junior Creditor hereby assigns the Junior Indebtedness to Lender, and constitutes Lender, or its designee, attorney to take the above mentioned actions with full power of substitution in the premises. Junior Creditor further agrees to execute and deliver any further assignments or other instruments which may be necessary or expedient to enable Lender to enforce any and all such claims, and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Junior Indebtedness.

(d) Junior Creditor acknowledges Lender's security interests and liens on assets of Borrower and agrees that any security interests or liens Junior Creditor may hold in contravention of this Subordination Agreement on any assets of Borrower or Common Guarantor shall be subject, subordinate and inferior to the security interests and liens in favor of Lender, it being understood that such subordination and standstill of remedies (as set forth in Section 4(d) below) shall be in addition to any and all rights Lender may have against Junior Creditor as a result of its obtaining such security interest or lien in contravention of this Agreement.

4. Payments and Other Acts With Regard to Junior Debt. Until satisfaction in full of the Senior Indebtedness and termination of this Subordination Agreement in accordance with its terms, Junior Creditor acknowledges:

(a) Junior Creditor will not ask, demand, sue for, take or receive from Borrower or Common Guarantor any payment or distribution on account of the Junior Indebtedness (whether in cash, property or securities), including but not limited to, by set-off or any other manner nor accelerate the maturity thereof;

(b) Junior Creditor will not commence any proceeding to enforce payment of the Junior Indebtedness and will not commence, or join with any other creditors of Borrower or Common Guarantor in commencing any proceeding against Borrower or Common Guarantor under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership or liquidation proceeding;

(c) Junior Creditor will not obtain, ask for or require any security for or guaranty of the Junior Indebtedness;

(d) Junior Creditor will not foreclose (or take any action with respect to) any security interest or lien on any property or assets held (in contravention of the terms of this Subordination Agreement) as security for the Junior Indebtedness, nor will Junior Creditor commence any proceeding to enforce any such security interest or lien, nor will Junior Creditor commence, or join with any other creditors of Borrower or Common Guarantor in commencing any proceeding against Borrower or Common Guarantor under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership or liquidation proceeding;

(e) If, notwithstanding any terms of this Subordination Agreement to the contrary, Junior Creditor receives any payment or distribution on account of the Junior Indebtedness, it will hold same in trust for Lender and immediately deliver same in the form received, except for the addition of any endorsement or assignment necessary to effect a transfer, to Lender for application on account of the Senior Indebtedness. If Junior Creditor fails to endorse any instrument for the payment of money payable to it or its order, which has been turned over to Lender, Lender is hereby irrevocably constituted and appointed attorney-in-fact for the Junior Creditor with full power to make any such endorsement, and with full power of substitution. All actions taken by such attorney-in-fact are hereby ratified and approved;

(f) Junior Creditor will not take any action which interferes with Lender's collection of the Senior Indebtedness, or exercise of Lender's rights and remedies with respect to the Senior Indebtedness or any security therefor; and

(g) Junior Creditor may only assign, transfer, create a security interest in, or otherwise encumber the Junior Indebtedness provided, that the assignee, transferee or party obtaining a security interest or lien in the Junior Indebtedness, as the case may be, executes and delivers to Lender a written acknowledgment of receipt of a copy of this Subordination Agreement together with the written agreement of such person to be bound by the terms of this Subordination Agreement.

5. Reliance. Junior Creditor hereby waives any and all notice of Lender's receipt and acceptance of this Subordination Agreement and the creation, renewal, or extension of the Senior Indebtedness and acknowledges that Lender shall be deemed to have relied on this Subordination Agreement when extending any credit, loaning any monies or providing any financial accommodation to Borrower or Common Guarantor or other acting with respect to the occurrence of the Senior Indebtedness, now or at any time in the future, and Junior Creditor expressly waives proof of reliance by Lender upon this Subordination Agreement and waives all notice of any actions that Lender may take with respect to the Senior Indebtedness, or the acceptance by Lender of this Subordination Agreement or the extension of credit by Lender to Borrower or Common Guarantor.

6. Actions By Lender. Without impairing or releasing this Subordination Agreement, Lender may at any time and from time to time, without the consent of, or notice to the Junior Creditor, upon any terms or conditions and in whole or in part:

(a) Modify or amend the Senior Indebtedness or any of the documents evidencing same;

(b) Change the manner, place or terms of payment, and/or change or extend from time to time the time of payment or renew or alter, the Senior Indebtedness or any security therefor, and this Subordination Agreement shall apply to the Senior Indebtedness as so changed, extended, renewed or altered;

(c) Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged, mortgaged or in which a security interest is given to secure, or howsoever securing, the Senior Indebtedness (the foregoing, "Collateral"). Junior Creditor hereby consents to any sale or other disposition of the collateral approved by Lender regardless of whether an event of default exists under the Senior Indebtedness or the Junior Indebtedness and regardless of whether Junior Creditor receives any proceeds from such sale or other disposition, and Junior Creditor agrees to release its liens on the collateral to the extent also released by Lender. Junior Creditor waives any claim against Lender arising out of or relating to Lender's consent to such sale or other disposition. Additionally, Junior Creditor expressly authorizes

Lender to prepare and record on Junior Creditor's behalf, any Uniform Commercial Code financing statements deemed necessary to evidence the terms and conditions contained herein;

(d) Exercise or refrain from exercising any rights against Borrower, Common Guarantor or any surety, endorser or guarantor or subordinator (including the Junior Creditor) ("Obligor") or against security, or otherwise act or refrain from acting;

(e) Settle or compromise the Senior Indebtedness, or any liability of any Obligor, or dispose of any security therefor, with or without consideration, or any liability incurred directly or indirectly in respect thereof;

(f) Apply any sum by whomsoever paid or howsoever realized to the Senior Indebtedness; and

(g) Take or refrain from taking any or all actions against Borrower, any Obligor, or any of the collateral, whether similar or dissimilar to the foregoing.

7. Actions by Junior Creditor. Junior Creditor may not, without the prior written consent of Lender, modify or amend the Junior Indebtedness or any of the documents evidencing same.

8. Evidence of Indebtedness. Junior Creditor acknowledges that it will make proper notations in its books and records indicating that the Junior Indebtedness is subject to this Subordination Agreement. All notes or other evidences of indebtedness accepted by the Junior Creditor from Borrower and Common Guarantor shall contain a specific statement that the indebtedness thereby evidenced is subject to the provisions of this Subordination Agreement.

9. Insolvency Proceedings. This Subordination Agreement shall continue in full force and effect after the filing by or against Borrower or Common Guarantor of a petition under the U.S. Bankruptcy Code (the "Code") or in the event of any other insolvency proceeding or readjustment of any or all of the debts of Borrower or Common Guarantor including an assignment for the benefit of creditor, the appointment of a receiver for Borrower's or Common Guarantor's business or assets, a composition or arrangement, or any other action or proceeding involving the dissolution or winding up of the affairs of Borrower's or Common Guarantor's business or assets (individually and collectively, an "Insolvency Proceeding"). All references herein to Borrower and Common Guarantor shall be deemed to apply to a trustee for Borrower's or Common Guarantor's bankruptcy estate and to Borrower and Common Guarantor as debtor in possession. If Borrower or Common Guarantor becomes subject to a case under the Code and if Lender desires to permit the use of its cash collateral and/or to provide post-petition financing to Borrower and/or Common Guarantor, Junior Creditor agrees as follows: (a) adequate notice to Junior Creditor shall be deemed to have been provided for such use of cash collateral or post-petition financing if Junior Creditor receives notice as provided under applicable local rules or pursuant to an order of the bankruptcy court with respect to a hearing on a request to approve such use of cash collateral or post-petition financing; and (b) no objection shall be raised by Junior Creditor to any such use of cash collateral or post-petition financing on any ground including the failure to provide adequate protection for Junior Creditor's security interest or lien position on any property or assets of Borrower or Common Guarantor (obtained in contravention of the terms of this Subordination Agreement). Junior Creditor agrees that no objection shall be raised by Junior Creditor to any motion made by Lender: (a) to allow the sale of its collateral pursuant to §363 of the Code; (b) for relief from the automatic stay under the Code to foreclose upon and sell any of its collateral; or (c) seeking adequate protection under the Code. In any Insolvency Proceeding, Junior Creditor assigns to Lender its right to vote or refrain from voting claims arising out of Creditor's Debt, either in the name of Lender or in the name of Lender as attorney-in-fact of Junior Creditor. Without Lender's prior written consent, Junior Creditor agrees that it will not: (a) file a motion for relief from the automatic stay under the Code to foreclose upon and sell any of the Collateral; or (b) seek to provide post-petition financing secured by liens that are pari passu or senior to the liens of Lender.

10. Miscellaneous.

(a) All rights, powers, and remedies of Lender hereunder and under any agreement between Borrower or any other Obligor and Lender, now, or at any time hereafter in force, shall be cumulative and not alternative, and shall be in addition to all rights, powers, and remedies given to Lender by law.

(b) No delay on the part of Lender in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Subordination Agreement, shall be deemed to be made by Lender unless the same shall be in writing, signed by a duly authorized officer of Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of the Junior Creditor to Lender in any other respect at any other time.

(c) Junior Creditor hereby authorizes Lender, in its sole discretion, to disclose this Subordination Agreement to any present, future, or prospective participant, or successor in interest in any loan, advance or other financial accommodation to the Borrower or Common Guarantor from Lender, or any regulatory body or agency having jurisdiction over Lender.

(d) This Subordination Agreement shall be binding upon the Junior Creditor, its heirs, successors, and assigns, and shall inure to the benefit of Lender, it successors and assigns.

(e) Whenever used herein, the singular shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders.

(f) The terms "Borrower", Common Guarantor, "Junior Creditor" and "Lender" as used in this Agreement shall include the individuals, firms, corporations, limited liability companies or other entities named herein as Borrower, Common Guarantor, Junior Creditor or Lender and (i) any successor, individual or individuals, firms, corporations, limited liability companies or other entities to which all or substantially all of the business or assets or any of them shall have been transferred; (ii) in the case of a partnership, any new partnership which shall have been created by reason of the admission of any new partner or partners therein or the dissolution of the then existing partnership or the death, resignation or withdrawal of a partner; and (iii) in the case of a corporation, limited liability company or other entity, any other corporation, limited liability company or other form of entity into or with which Borrower, Common Guarantor, Junior Creditor or Lender shall have been merged, consolidated, reorganized or absorbed.

(g) Upon (i) the irrevocable payment in full of principal of and interest on all Senior Indebtedness and (ii) the termination of all agreements under which Lender is obligated to extend credit, to make advances, loans or other financial accommodations to Borrower and Common Guarantor, the Junior Creditor, by written notice to Lender, may terminate this Subordination Agreement. In the event of any termination of this Subordination Agreement including by operation of law, it shall continue in full force and effect as to all Junior Indebtedness and all Senior Indebtedness outstanding at the date of such termination, until such Senior Indebtedness have been fully and irrevocably paid and discharged.

(h) All notices hereunder shall be in writing and personally delivered, sent by overnight mail or by certified mail postage prepaid, addressed (i) if to Junior Creditor at the address set forth in the preamble to this Subordination Agreement, or at such other address as the Junior Creditor shall have furnished in writing to Lender and (ii) if to Lender at its address set forth in the preamble to this Subordination Agreement, or at such other address as Lender shall have furnished in writing to Junior Creditor.

(i) Headings in this Subordination Agreement are for purposes of reference only and shall not limit the construction or interpretation of this Subordination Agreement.

(j) Junior Creditor shall pay to Lender on demand all expenses of every kind, including reasonable attorney's fees that Lender may incur in enforcing any of its rights under this Subordination Agreement.

(k) THE VALIDITY OF THIS SUBORDINATION AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SUBORDINATION AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES HERETO EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. THE PREVAILING PARTY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS SUBORDINATION AGREEMENT SHALL BE ENTITLED TO ITS ATTORNEYS' FEES AND COSTS.

(l) WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

(m) This Subordination Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Subordination Agreement. This Subordination Agreement shall become effective upon the execution of a counterpart of this Subordination Agreement by each of the parties hereto.

(n) This Subordination Agreement, or a signature page thereto intended to be attached to a copy of this Subordination Agreement, signed and transmitted by facsimile machine, telecopier, or other electronic means (including via transmittal of a "pdf" file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise

the use of a facsimile machine, telecopier, or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier, or other electronic means as a defense to the enforcement of this Subordination Agreement.

Brian B. Christensen ("Junior Creditor")

By: ____________________________

Brian B. Christensen, Individually

Phone: 801.201.7776

Fax: 801.553.8887

BFI Business Finance, a California corporation ("Lender")

____

By: David Drogos

Title: President

Phone: 408.369.4000

Fax: 408.369.4018

The undersigned, the Borrower referred to in the foregoing Subordination Agreement, hereby accept(s) notice of the execution and delivery thereof and of the terms and provisions thereof, and, in consideration of the granting or continuing of the Senior Indebtedness, as therein described, agree(s) to do and perform any and all acts and things which may be required on its/their part to enable the Junior Creditor under the Subordination Agreement to perform the obligations of said Junior Creditor as therein expressed, and to refrain from doing any act or thing which would cause or contribute to a violation by the Junior Creditor of the Subordination Agreement or of any of the Junior Creditor's obligations thereunder.

SIMPLE PRODUCTS Corporation, a(n) **Utah corporation** ("Borrower")

Dated: December 19, 2011

By: Brian B. Christensen
Title: President & CEO

- -

State of Utah)

County of Salt Lake)

On this 15 day of December, in the year 2011, before me Aubrianna Tawzer (NOTARY PUBLIC NAME), a notary public, personally appeared Brian B. Christensen (NAME OF DOCUMENT SIGNER),

proved on the basis of satisfactory evidence to be the person(s) whose name(s) (is/are) subscribed to this instrument, and acknowledged (he/she/they) executed the same. Witness my hand and official seal.

NOTARY PUBLIC

SEAL

AUBRIANNA DESIREE TAWZER
Notary Public
State of Utah
Comm. No. 610493
My Comm. Expires Jul 18, 2015

GENERAL CONTINUING GUARANTY

December 14, 2011

BFI Business Finance
851 East Hamilton Avenue, 2nd Floor
Campbell, California 95008

To: BFI Business Finance

For good and valuable consideration, and in order to induce **BFI Business Finance**, a California corporation ("Lender"), to extend and/or continue to extend financial accommodations to **SIMPLE PRODUCTS Corporation, a(n) Utah corporation** ("Borrower"), pursuant to the terms and conditions of that certain **Loan and Security Agreement** and/or promissory note (individually and collectively, the "Agreement"), **executed or to be executed in connection herewith**, evidencing and otherwise relating to a loan by Lender to Borrower in the original principal amount of **One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00)** (the "Loan"), or pursuant to any other present or future agreement between Lender and Borrower, and in consideration thereof, and in consideration of any loans, advances, or financial accommodations heretofore or hereafter granted by Lender to or for the account of Borrower, whether pursuant to the Agreement, or otherwise, **Brian B. Christensen** ("Guarantor"), whose address is **2328 E. Mercer Point Circle, Draper, Utah 84020**, hereby, jointly and severally, guarantees, promises and undertakes as follows:

1. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to pay to Lender, or order, on demand, in lawful money of the United States, any and all indebtedness and/or obligations of Borrower to Lender and the payment to Lender of all sums which may be presently due and owing and of all sums which shall in the future become due and owing to Lender from Borrower whether under the Agreement or otherwise. The terms "indebtedness" and "obligations" (hereinafter collectively referred to as the "Obligations") are used herein in their most comprehensive sense and include, without limitation, the Loan and any and all advances, debts, obligations, and liabilities of Borrower, heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily, and however arising, including, without limitation, (a) indebtedness owing by Borrower to third parties who have granted Lender a security interest in the accounts, chattel paper and/or general intangibles of said third party; (b) any and all attorneys' fees, expenses, costs, premiums, charges and/or interest owed by Borrower to Lender, whether under the Agreement, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether Borrower may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter becomes otherwise unenforceable, and includes Borrower's prompt, full and faithful performance, observance and discharge or each and every term, condition, agreement, representation, warranty undertaking and provision to be performed by Borrower under the Agreement; (c) any and all obligations or liabilities of Borrower to Lender arising out of any other agreement by Borrower including without limitation any agreement to indemnify Lender for environmental liability or to clean up hazardous waste; (d) any and all indebtedness, obligations or liabilities for which Borrower would otherwise be liable to Lender were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, including from and after the filing by or against Borrower of a bankruptcy petition, whether an involuntary or voluntary bankruptcy case, and all attorneys' fees related thereto; and (e) any and all amendments, modifications, renewals and/or extensions of any of the above, including without limit amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements.

2. This General Continuing Guaranty, together with all addenda, exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, (this "Guaranty") is a continuing guaranty that shall remain effective until all of the Obligations and all of the indebtedness and obligations evidenced by the Agreement have been fully and finally paid and are not longer subject to Borrower as a debtor-in-possession, and/or any trustee or receiver in bankruptcy, seeking to set aside such payments or seek to recoup the amount of such payments, or any part thereof or disgorgement on the part of the Lender, and relates to any Obligations, including those which arise under successive transactions which shall either continue the Obligations from time to time or renew them after they have been satisfied until this Guaranty has been expressly terminated in writing by Lender. Any such termination (a) shall be applicable only with respect to Obligations incurred at least thirty (30) days after written notice to Lender specifying such termination, (b) shall be effective only with respect to transactions having their inception after the effective date of termination, and (c) shall not affect the Loan or any rights or obligations arising out of transactions having their inception prior to such date. No termination shall be effective until such time as Lender is no longer committed or otherwise obligated to make the Loan or any other loans or advances, or to grant any credit whatsoever to Borrower. In the absence of any termination of this Guaranty, Guarantor agrees that nothing shall discharge or satisfy its obligations created hereunder except for the full payment and performance of the Obligations with interest.

3. Guarantor agrees that it is directly and primarily liable to Lender, that the obligations hereunder are independent of the obligations of Borrower, and that a separate action or actions may be brought and prosecuted against Guarantor irrespective of whether Borrower or any other party liable for the Obligations, whether directly or as a guarantor, is joined in any such action or actions. Guarantor agrees that any releases which may be given by Lender to Borrower or any other guarantor or endorser shall not release it from this Guaranty.

4. In the event that any bankruptcy, insolvency, receivership or similar proceeding is instituted by or against Guarantor and/or Borrower or in the event that either Guarantor or Borrower become insolvent, make an

assignment for the benefit of creditors, or attempt to effect a composition with creditors, or if there be any default under the Agreement (whether declared or not), then, at Lender's election, without notice or demand, the obligations of Guarantor created hereunder shall become due, payable and enforceable against Guarantor whether or not the Obligations are then due and payable.

5. Guarantor agrees to indemnify Lender and hold Lender harmless against all obligations, demands, claims, liens, damages, actions, suits, judgments, costs and expenses, including, without limitation, attorneys' fees (including, without limitation, estimated legal fees imputed to in-house counsel and staff), and legal costs, and liabilities, by whomsoever asserted and against all losses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to transactions with Borrower whether under the Agreement, or otherwise, and also agrees that this Guaranty shall not be impaired by any modification, supplement, extension, or amendment of any contract or agreement to which Lender and Borrower may hereafter agree, nor by any modification, release, or other alteration of any of the Obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatsoever with Borrower or anyone else.

6. Guarantor hereby authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the interest rate, time for payment, or the other terms of any of the Obligations guaranteed hereby, and exchange, enforce, waive, and release any security therefor; (b) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; (c) run such further credit reports and other reports as it may deem necessary to continue to keep itself apprised regarding the continued financial condition of Guarantor during the term of this Guaranty and hereby authorizes Lender to run such credit and other reports from time to time as Lender deems appropriate; (d) release or substitute any one or more endorser(s) or guarantor(s); and (e) assign, without notice, this Guaranty in whole or in part and/or Lender's rights hereunder to anyone at any time. Guarantor agrees that Lender may do any or all of the foregoing in such manner, upon such terms, and at such times as Lender, in its discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing Guarantor from its undertakings hereunder and Guarantor hereby consents to each and all of the foregoing acts, events and/or occurrences. Guarantor hereby agrees to be bound by any terms and conditions set forth in the Agreement, which are specifically applicable to Guarantor.

7. Guarantor hereby waives any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, and/or claim which Guarantor may now or at any time hereafter have against Borrower and/or any other party liable to Lender in any way or manner.

8. Guarantor hereby waives all defenses, counterclaims and/off-sets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of the Agreement, or any security interest.

9. Guarantor hereby waives any defense arising by reason of any claim or defense based upon an election of remedies by Lender, which, in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor's subrogation rights, rights to proceed against Borrower for reimbursement, and/or any rights of Guarantor to proceed against Borrower or against any other person or security, including, but not limited to, any defense based upon an election of remedies by Lender under the provisions of Section 580d of the California Code of Civil Procedure, and/or any similar law of California or of any other State or of the United States. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional indebtedness, and all other notices or formalities to which Guarantor may be entitled. Guarantor waives any right to a jury trial in any action hereunder or arising out of Lender's transactions with Borrower. Guarantor also hereby waives any right of subrogation it may have or assert, or any other right of reimbursement from Borrower or any other party, unless Lender expressly consents to Guarantor's assertion of such rights. Without limiting the foregoing, Guarantor expressly waives all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2822, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and/or any similar law of California or of any other State or of the United States, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect deemed applicable to this Guaranty and its enforcement.

10. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notices of intent to accelerate or demand payment of any kind, diligence in collecting any Obligations, notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional indebtedness, notices respecting the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, and all other notices or formalities to which Guarantor may be entitled. Each Guarantor hereby waives any claim, right or remedy now existing or hereafter acquired against the Borrower, which claims arise from the performance of such Guarantor's obligations under the respective guaranties, including without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy against Borrower for any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Lender may modify the terms of any Obligations, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Obligations, or permit Borrower to incur additional Obligations, all without notice to Guarantor and without affecting in any manner the unconditional obligation of Guarantor under this Guaranty. Guarantor further waives any and all other notices to which Guarantor might otherwise be entitled. Guarantor acknowledges and agrees that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by Lender of any remedy Lender may have against Borrower or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Obligations or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of

any kind or for any other reason, and no defense or setoff available at any time to Borrower, shall impair, affect or be a defense or setoff to the obligations of Guarantor under this Guaranty.

11. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of Borrower to Lender. All monies or other property of Guarantor at any time in Lender's possession may be held by Lender as security for any and all obligations of Guarantor to Lender no matter how or when arising, whether absolute or contingent, whether due or to become due, and whether under this Guaranty or otherwise. Guarantor also agrees that Lender's books and records showing the account between Lender and Borrower shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

12. Based solely on its own independent investigation and not upon any information provided by Lender, Guarantor acknowledges that it is presently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will continue to keep itself informed of Borrower's financial condition and of all other circumstances which bear upon the risk of nonpayment. Absent a written request for such information by Guarantor to Lender, Guarantor hereby waives its rights, if any, to require the disclosure of, and Lender is relieved of any obligation or duty to disclose to Guarantor, any information which Lender may now or hereafter acquire concerning such condition or circumstances. Guarantor agrees that it is not relying upon nor expecting Lender to disclose to Guarantor any fact now or later known by Lender, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any co-guarantor of the Obligations, the occurrence of any default with respect to the Obligations, or otherwise, notwithstanding any effect these facts may have upon Guarantor's risk under this Guaranty or Guarantor's rights against Borrower. Guarantor knowingly accepts the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that Borrower may incur Obligations to Lender after the financial condition of Borrower, or its ability to pay its debts as they mature, has deteriorated.

13. Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or part, and of all liens, pledges and security interests securing this Guaranty, this Guaranty shall continue in full force and effect until Borrower's Obligations are fully paid, performed and discharged and Lender gives Guarantor written notice of that fact. Borrower's Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Borrower to Lender are no longer subject to any right on the part of any person whomsoever including but not limited to Borrower, Borrower as a debtor-in-possession, and/or any trustee or receiver in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof. In the event that any such payments by Borrower to Lender are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which is within Lender's discretion, Guarantor shall be liable for the full amount Lender is required to repay plus costs, interest, attorneys' fees and any and all expenses which Lender paid or incurred in connection therewith. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under the United States Bankruptcy Code and any liability imposed, or sought to be imposed, against Lender relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to Lender by Borrower. For purposes of this Guaranty, "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and "hazardous or toxic substances" shall include all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.

14. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Lender's successors and assigns. However, Borrower and Guarantor may not assign this Guaranty or any rights hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. Neither an unconsented assignment nor an assignment consented to by Lender shall release Guarantor of any Obligation or indebtedness hereunder. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender's rights and benefits under this Guaranty and each of the related documents executed herewith or hereafter with Guarantor acknowledging and agreeing to same, and with Guarantor further acknowledging and agreeing that all of its Obligations owing to Lender under this Guaranty and any related documents executed herewith or hereafter shall be owing to such purchaser, assignee, transferee, participant or other successor party. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to Guarantor or the business of Guarantor, or any Collateral required hereunder. Any waiver of any rights under this Guaranty or under any other agreement, instrument, or paper signed by Guarantor is neither valid nor effective unless made in writing and signed by Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or of any other right. If Guarantor is a natural person, the death of Guarantor shall not terminate this Guaranty. If Guarantor is a partnership or an unincorporated association, Guarantor's rights and liability shall not be affected by any changes in the name of the entity or its membership.

15. All notices, demands and other communications which Guarantor or Lender may desire, or may be required, to give to the other shall be in writing and shall be sent via registered or certified mail, nationally recognized overnight courier, or personally delivered and shall be addressed to the party at the addresses set forth in the preamble of this Guaranty. Any such notice, demand or communication shall be deemed given when received if personally delivered or sent by overnight courier, or deposited in the United States mail, postage prepaid, if sent by registered or certified mail. The address of either Guarantor or Lender may be changed by notice given in accordance with this paragraph.

16. This is an integrated agreement and is the sole and final agreement with respect to the subject matter hereof, and supersedes all prior negotiations and agreements. No modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of Lender authorized to do so.

17. Guarantor agrees to pay all attorneys' fees and all other costs and out-of-pocket expenses (including, without limitation, estimated legal fees imputed to in-house counsel and staff) which may be incurred by Lender in the enforcement of this Guaranty or in any way arising out of, following, or consequential to the enforcement of Borrower's Obligations, whether under this Guaranty, the Agreement, or otherwise, including without limitation the prosecution or defense of (a) motions or actions for relief from any stay under the Bankruptcy Code, (b) motions to deny dischargeability of any debt under the Bankruptcy Code, (c) motions to grant or deny use of cash collateral or extend financing, (d) motions to challenge or assert preference liability motions or fraudulent transfer liability motions, and (e) all other motions brought by Borrower, Guarantor, Lender or third parties in any way relating to Lender's rights with respect to such Borrower, Guarantor, or third party and/or affecting any collateral securing any obligation owed to Lender by Borrower, Guarantor, or any third party, or probate proceedings.

18. In all cases where the word "Guarantor" is used in this Guaranty, it shall mean and apply equally to each of and all of the individuals and/or entities which have executed this Guaranty. If any Obligation is guaranteed by two or more guarantors, the obligation of Guarantor shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of Lender against each severally, any two or more jointly, or some severally and some jointly. The term "Borrower" includes any debtor-in-possession or trustee in bankruptcy which succeeds to the interests of Borrower.

19. This Guaranty may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. This Guaranty, or a signature page thereto intended to be attached to a copy of this Guaranty, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a "pdf" file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier, or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier, or other electronic means as a defense to the enforcement of this Guaranty.

20. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without regard to choice of law principles. The parties hereby agree that (a) this Guaranty is entered into and that Guarantor's performance to Lender occurs at Campbell, California; and (b) all actions or proceedings arising in connection with this Guaranty and/or the Agreement shall be tried and litigated only in the State and Federal courts located in the County of Santa Clara, State of California or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Each of Guarantor and Lender waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

GUARANTOR ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, GUARANTOR AND LENDER KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE OBLIGATIONS.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise

self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS HAD THE OPPORTUNITY TO READ AND REVIEW WITH GUARANTOR'S COUNSEL THIS GUARANTY AND GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

IN WITNESS WHEREOF, the undersigned has/have executed this Guaranty as of the date set forth above.

By: **Brian B. Christensen**, Individually

State of Utah)

County of Salt Lake)

On this 15 day of December, in the year 2011, before me Aubrianna Tawzer,

a notary public, personally appeared Brian B. Christensen,

proved on the basis of satisfactory evidence to be the person(s) whose name(s) (is/are) subscribed to this instrument, and acknowledged (he/she/they) executed the same. Witness my hand and official seal.

NOTARY PUBLIC

SEAL

AUBRIANNA DESIREE TAWZER
Notary Public
State of Utah
Comm. No. 610483
My Comm. Expires Jul 18, 2015

BUSINESS FINANCE

[illegible] Drogos, President

December 14, 2011

Fred A. Moreton Insurance
Attn: Darren Funk
709 East South Temple
Salt Lake City, Utah 84102

Re: **SIMPLE PRODUCTS Corporation**

Dear Mr. Funk:

This letter serves as your authorization to add BFI Business Finance as Loss Payee and provide us with evidence of insurance coverage, including a **Lender's Loss Payable Endorsement (438BFU or the equivalent endorsement)** as requested below, on the insurance policy of our above referenced client.

A. We are to receive evidence of insurance for: ☒ Workers Compensation

B. We are to be named Mortgagee and provided a **Lender's Loss Payable Endorsement (438BFU or the equivalent)** in a ---n/a--- lien position on the following real property(ies):

------------n/a------------

C. We are to be **(1)** issued **Lender's Loss Payable or other endorsement(s)** as identified in parentheses below; **(2)** provided a certificate reflecting all physical locations covered by the policy, including but not limited to the Collateral Locations listed below; and **(3)** provided with a certificate of insurance, including a copy of all requested endorsement(s), as evidence of the following coverage:

☒ General Liability (**Additional Insured**)	☒ Product Liability (**Additional Insured & 438BFU**)
☒ Business Personal Property (**438BFU**)	☐ Professional Liability
☒ Business Interruption	☐ Foreign Credit (**Beneficiary Endorsement**)
☒ Inventory (**438BFU**)	☐ Flood Coverage for ________________ (**438BFU**)
☐ Equipment (**438BFU**)	☐ Other: ----------n/a---------- (**438BFU**)

Collateral (business) Locations: **9314 South 370 West, Sandy, Utah 84070**
138 E. 12300 S. 370 West C165, Draper, Utah 84020

Once this has been completed, please forward the evidence of insurance to our Campbell Office address below or you may fax to (408) 369-4088 Attn: Insurance Dept. If you have any questions, please do not hesitate to contact our office at (408) 369-4000. Thank you for your assistance.

Sincerely,

BFI Business Finance

By: David Drogos
Its: President

ACKNOWLEDGED AND APPROVED

SIMPLE PRODUCTS Corporation

By: Brian B. Christensen
Its: President & CEO

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This **Intellectual Property Security Agreement,** together with all addenda, exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, (this "Agreement") is made as of this 14 day of **December, 2011** by and between **SIMPLE PRODUCTS Corporation**, a **Utah corporation** ("Pledgor") and **BFI Business Finance** ("Lender"), a **California corporation**, at Campbell, California.

A. Lender has lent or agreed to lend to Pledgor certain funds (the "Loan"), and Pledgor desires to borrow such funds from Lender pursuant to a Loan and Security Agreement and/or Secured Promissory Note executed or to be executed in connection herewith (either, as amended, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. In order to induce Lender to make or continue to make the Loan, Pledgor has agreed to grant a security interest in certain intangible property to Lender for purposes of securing the Obligations of Pledgor to Lender.

RECITALS

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All terms used herein which are defined in Division 1 or Division 9 of the Uniform Commercial Code of the State of California ("UCC") shall have the meanings set forth therein; provided, however, that if a term is defined in Division 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Division 9.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Pledgor's present or future Obligations to Lender, Pledgor hereby transfers, conveys and grants to Lender, as security, Pledgor's entire right, title and interest in, to and under the following (collectively, the "Intellectual Property Collateral"):

a. Any and all present and future copyright rights, copyright application, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on **Exhibit A** attached hereto (collectively, the "Copyrights");

b. Any and all present and future trade secrets, proprietary information, customer lists, manufacturing techniques, formulas, product formulations, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, or acquired or held;

c. Any and all present and future design rights which may be available to Pledgor now or hereafter existing, created, acquired or held;

d. Any and all patents, patent licenses, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on **Exhibit B** attached hereto (collectively, the "Patents");

e. Any and all present and future trademark license, trademark, and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Pledgor connected with and symbolized by such trademarks, including, without limitation, those set forth on **Exhibit C** attached hereto (collectively, the "Trademarks").

f. Any and all present and future rights in and to domain names in whatever form, and all derivative URLs, including without limitation those set forth on **Exhibit D** attached hereto (collectively, the "Domain Names");

g. Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

h. Any and all present and future licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Domain Names, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

i. All amendments, extensions, renewals and extensions of any of the Copyrights, Patents, Trademarks, or Domain Names; and

j. Any and all proceeds and products of any of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

3. Authorization and Request. Pledgor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Agreement.

4. Covenants and Warranties. Pledgor represents, warrants, covenants and agrees as follows:

a. Pledgor is now the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Pledgor to its customers in the ordinary course of business and except for those liens, encumbrances or security interests described in **Exhibit E** attached hereto;

b. Performance of this Agreement does not conflict with or result in a breach of any agreement to which Pledgor is party or by which Pledgor is bound;

c. During the term of this Agreement, Pledgor shall not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for liens, encumbrances, or security interests described in **Exhibit E** attached hereto and non-exclusive licenses granted by Pledgor, copies of which Pledgor will provide from time to time to Lender at the request of Lender;

d. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

e. Pledgor shall deliver to Bank within thirty (30) days of the last day of each month, a report signed by Pledgor, in form reasonably acceptable to Bank, listing any applications or registrations that Pledgor has made or filed in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations. Pledgor shall promptly advise Lender of any material change in the composition of the Intellectual Property Collateral, including but not limited to, any subsequent ownership right of the Pledgor in or to any Trademark, Patent or Copyright not specified in this Agreement;

f. Pledgor shall (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents, Trademarks, or Domain Names, (ii) use its best efforts to detect infringements of the Copyrights, Patents, Trademarks, or Domain Names and promptly advise Lender in writing of material infringements detected and (iii) not allow any Copyrights, Patents, Trademarks, or Domain Names to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which consent shall not be unreasonably withheld, unless Pledgor determines that reasonable business practices suggest that abandonment is appropriate and so advises Lender;

g. Pledgor shall not register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first

complying with the following: (i) providing Lender with at least fifteen (15) days' prior written notice thereof; (ii) providing Lender with a copy of the application for any such registration; and (iii) executing and filing such other instruments, and taking such further actions as Lender may reasonably request from time to time to perfect or continue the perfection of Lender's interest in the Intellectual Property Collateral, including without limitation the filing with the United States Copyright Office, simultaneously with the filing by Pledgor of the application for any such registration, of a copy of this Agreement or a Supplement hereto in form acceptable to Lender identifying the maskworks, software, computer programs or other works of authorship being registered and confirming the grant of a security interest therein in favor of Lender;

h. This Agreement creates, and in the case of after acquired Intellectual Property Collateral, this Agreement will create at the time Pledgor first has rights in such after acquired Intellectual Property Collateral, in favor of Lender a valid and perfected first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of the Obligations evidenced by the Loan Agreement upon making the filings referred to in clause 4.i below;

i. Except for, and upon, the filing of (i) a UCC financing statement with the appropriate filing office in the appropriate state; (ii) a notice of security interest with the United States Patent and Trademark office with respect to the Patents and Trademarks; and (iii) a notice of security interest with the United States Copyright Office with respect to the Copyrights, and or such other action as Lender may deem necessary to perfect the security interests created hereunder, and, except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (1) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor; or (2) for the perfection in the United States in the Intellectual Property Collateral or the exercise by Lender of its rights and remedies hereunder;

j. All information heretofore, herein or hereafter supplied to Lender by or on behalf of Pledgor with respect to the Intellectual Property Collateral is accurate and complete in all material respects;

k. Pledgor shall not enter into any agreement that would materially impair or conflict with Pledgor's obligations hereunder without Lender's prior written consent, which consent will not be unreasonably withheld. Pledgor shall not permit the inclusion in any contract to which it becomes a party of any provisions that could or might in any way impair or prevent the creation of a security interest in Pledgor's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts; and

l. Upon any officer of Pledgor obtaining knowledge thereof, Pledgor shall promptly notify Lender in writing of any event that materially adversely affects the value of any of the Intellectual Property Collateral, the ability of Pledgor or Lender to dispose of any of the Intellectual Property Collateral or the rights and remedies of Lender in relation thereto, including, without limitation, the levy of any legal process against any of the Intellectual Property Collateral.

5. Infringement. Pledgor agrees that if any Person shall do or perform any acts which Lender reasonably believes constitutes an infringement of any Intellectual Property Collateral, or violate or infringe any right of Pledgor or Lender therein or if any Person shall do or perform any acts which Lender believes constitutes an unauthorized or unlawful use thereof, then and in any such event, Lender may and shall have the right to (i) take reasonable steps to protect its interests; and (ii) while an Event of Default is continuing, to take such steps and institute such suits or proceedings as Lender may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. Lender may take such steps or institute such suits or proceedings in its own name or in the name of Pledgor or in the names of the parties jointly. Lender hereby agrees to give Pledgor notice of any steps taken, or any suits or proceedings instituted, by Lender pursuant to this paragraph.

6. Security Interest. This security interest is granted in conjunction with the security interests granted to Lender pursuant to the Loan Agreement. Pledgor does hereby further acknowledge and affirm that the rights and remedies of Lender with respect to the security interest in the Intellectual Property Collateral made and

granted hereby are subject to, and more fully set forth in, the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

7. Lender's Rights. Lender shall have the right, but not the obligation, to take, at Pledgor's sole expense, any actions that Pledgor is required under this Agreement to take but which Pledgor fails to take, after five (5) days' telephonic or written notice to Pledgor. Pledgor shall reimburse and indemnify Lender for all costs and expenses incurred in the reasonable exercise of its rights under this Section 7.

8. Inspection Rights. Pledgor hereby grants to Lender and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable notice to Pledgor, and to the extent Pledgor can legally grant that right, any of Pledgor's and its subcontractors' plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold under any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable notice to Pledgor and as often as may be reasonably requested; provided, however, nothing herein shall entitle Lender to access to Pledgor's trade secrets and other proprietary information.

9. Further Assurances; Attorney in Fact.

a. On a continuing basis, Pledgor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office or the United States Copyright Office, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Lender to perfect Lender's security interest in all Intellectual Property and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Lender the grant or perfection of a security interest in all Intellectual Property Collateral.

b. Pledgor hereby irrevocably appoints Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Lender or otherwise, from time to time in Lender's Sole Discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including:

i. To modify in its Sole Discretion this Agreement without first obtaining Pledgor's approval of or signature to such modification by amending **Exhibit A**, **Exhibit B**, **Exhibit C**, and **Exhibit D** hereof as appropriate, to include reference to any right title or interest in any Copyrights, Patents, Trademarks, or Domain Names acquired by Pledgor after the execution hereof or to delete any reference to any right, title, or interest in any Copyrights, Patents, Trademarks, or Domain Names in which Pledgor no longer has or claims any right, title or interest; and,

ii. To file, in its Sole Discretion, one or more UCC financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Pledgor where permitted by law; and

iii. After the occurrence of an Event of Default, to transfer the Intellectual Property Collateral into the name of Lender or a third party to the extent permitted under the UCC.

10. Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

a. An Event of Default occurs under the Loan Agreement or any other agreement between Pledgor and Lender; or

b. Pledgor breaches any warranty or agreement made by Pledgor in this Agreement.

11. Remedies. Upon the occurrence of an Event of Default, Lender shall have the right to exercise all of the remedies of a Lender under the UCC, including without limitation, the right to require Pledgor to assemble the

Intellectual Property Collateral and to make it available to Lender at a place designated by Lender. Pledgor will pay any expenses (including reasonable attorneys' fees and legal and other costs and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff) incurred by Lender in connection with the exercise of any of Lender's rights hereunder, including without limitation any reasonable expense incurred in disposing of the Intellectual Property Collateral. All of Lender's rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

12. Lender's Duties. Beyond the safe custody thereof, Lender shall have no duty with respect to any Intellectual Property Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Intellectual Property Collateral in its possession if the Intellectual Property Collateral is accorded treatment substantially equal to that which it accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Intellectual Property Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

13. Costs and Expenses; Indemnification; Other Charges.

a. Costs and Expenses. Pledgor agrees to pay on demand:

i. (a.) reasonable costs or expenses (including without limitation taxes, photocopying, notarization, telecommunication, insurance premiums, and postage) paid by Lender in connection with Lender's transactions with Pledgor;

ii. (b.) reasonable costs and expenses required to be paid by Pledgor under any of the Loan Documents that are paid or advanced by Lender in connection with Lender's transactions with Pledgor;

iii. (g.) reasonable legal fees and expenses paid or incurred by Lender in connection with the due diligence, negotiation and preparation of this Agreement, the Loan Documents executed in connection herewith and other documents executed in connection herewith now and in the future (whether for legal services and expenses from outside counsel or from in-house counsel);;

iv. (c.) reasonable documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals) and search fees assessed, paid, or incurred by Lender in connection with Lender's transactions with Pledgor;

v. (h.) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents and adjusting or settling disputes and claims with Account Debtors with respect to Pledgor's Accounts; and Lender's reasonable Attorneys' Fees and expenses (whether for legal services incurred by and expenses from outside counsel and/or from in-house counsel and staff) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, or enforcing this Agreement or the other Loan Documents (including reasonable Attorneys' Fees and expenses incurred in such adjusted or settled disputes and claims, and in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Pledgor or any Guarantor of the Obligations, irrespective of whether suit is brought). The Attorneys' Fees incurred by Lender in any Insolvency Proceeding shall include, without limitation, those incurred in connection with debtor-in-possession financing, motions for relief from automatic stay, and actions to determine dischargeability, and defending, or concerning the Loan Documents.

b. Indemnification. Pledgor hereby agrees to indemnify Lender, any Affiliate thereof, and its directors, officers, employees, agents, counsel, and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever, including Attorneys' Fees, Lender Expenses, the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that Pledgor shall not be liable to any

Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

c. Other Charges. Pledgor agrees to indemnify Lender against and hold it harmless from any and all present and future stamp, transfer, documentary, and other such taxes, levies, fees, assessments, and other charges made by any jurisdiction by reason of the execution, delivery, performance, and enforcement of this Agreement.

14. Notices. Unless otherwise provided in this Agreement or hereinbelow, all notices or demands by any party relating to this Agreement or any of the other Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) may be made, and deemed to be given, as follows: a) if delivered in person or by courier (overnight or otherwise), on the date when it is delivered; b) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or c) if sent by certified or registered mail or the equivalent, on the earlier of the date such mail is actually delivered or three (3) days after deposit thereof in the mail, unless the date of actual delivery or such date 3 days after deposit thereof in the mail (as applicable) is not a Business Day in which case such communication shall be deemed given and effective on the first following Business Day. Any such notice or communication given pursuant to this Agreement or any of the Loan Documents shall be addressed to the intended recipient at its address or number specified as follows:

If to Pledgor:	**SIMPLE PRODUCTS Corporation**
	9314 South 370 West, Sandy, Utah 84070
Attn:	**Brian B. Christensen, President & CEO**
Telephone No.:	**(801) 553-8886**
Facsimile No.:	**(801) 553-8887**

If to Lender:	**BFI Business Finance**
	851 East Hamilton Avenue, 2nd Floor, Campbell, California 95008
Attn:	**David Drogos, President**
Telephone No.:	**(408) 369-4000**
Facsimile No.:	**(408) 369-4018 / (408) 369-.4056**

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Notwithstanding anything to the contrary in the foregoing, Borrower acknowledges and agrees that notices sent by Lender in connection with §§ 9610, 9611, 9612, 9613, 9614, 9615, 9617, 9618, 9620, 9621, or 9624 of the Code and any other references to the disposition of collateral under the Code, all as such sections may be amended and/or re-numbered from time to time, shall be deemed sent when: (a) delivered in person or by courier (overnight or otherwise), (b) deposited in the mail, or (c) transmitted by facsimile.

15. Certain Waivers. Pledgor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Intellectual Property Collateral, whether before or after sale hereunder; (b) all rights, if any, of marshalling of the Intellectual Property Collateral or other collateral or security for the Obligations whether such rights arise under California Civil Code §§2899 and 3433 or otherwise; (c) any right to require Lender (i) to proceed against any Person; (ii) to exhaust any other collateral or security for any of the Obligations; (iii) to pursue any remedy in Lender's power; or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests, or notices of dishonor in connection with any of the Intellectual Property Collateral; (d) all claims, damages, and demands against Lender arising out of the repossession, retention, sale, or application of the proceeds of any sale of the Intellectual Property Collateral; and (e) demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Pledgor may in any way be liable.

16. Release upon Satisfaction of Pledgor's Obligations. At such time as Pledgor shall completely satisfy all of the Obligations secured hereunder (other than inchoate indemnity obligations), Lender shall execute and deliver to Pledgor all terminations, releases and other instruments as may be necessary or proper to evidence the termination of the security interests granted hereunder, subject to any disposition thereof which may have been made by Lender pursuant hereto.

17. General Terms.

a. Survival of Representations and Warranties. All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

b. "Sole Discretion" means the exercise by Lender of its reasonable (from the perspective of a secured asset based lender) business judgment in light of all of the facts and circumstances existing with respect to the issue then under consideration by Lender.

c. California Law; Venue. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California, without giving effect to conflicts of law principles. The parties hereby agree that 1) this Agreement is entered into and that Borrower's performance to Lender occurs at Campbell, California; and 2) all actions or proceedings arising in connection with this Agreement and/or the Loan Documents shall be tried and litigated only in the State and Federal courts located in the County of Santa Clara, State of California or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Each of Borrower and Lender waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

d. JURY TRIAL WAIVER. PLEDGOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure § 638 as such sections may be amended and/or re-numbered from time to time (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive as such sections may be amended and/or re-numbered from time to time. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery that shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the

same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this section shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

e. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Pledgor without Lender's prior written consent, which consent may be granted or withheld in Lender's Sole Discretion. Lender shall have the right without the consent of or notice to Pledgor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender's obligations, rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information that Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, Borrower or its business, any Obligor or the business of any Obligor, or any Collateral.

f. Severability of Provisions. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

g. Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

h. Entire Agreement. This Agreement, together with the Loan Agreement embodies the entire agreement and understanding among and between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender or any third party to induce Pledgor to execute this Agreement. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

i. Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Lender of any breach or default by Pledgor hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Lender would otherwise have.

j. Interpretation. This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code §1654.

k. Information. Pledgor agrees that Lender may provide information relating to this Agreement or relating to Pledgor to Lender's parent, affiliates, and subsidiaries.

l. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. This Agreement, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier, or other electronic means (including via transmittal of a "pdf" file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature

on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier, or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier, or other electronic means as a defense to the enforcement of this Agreement.

m. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Lender, the determination of such satisfaction shall be made by the Lender in its Sole Discretion.

n. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Intellectual Property Security Agreement on the day and year first above written.

PLEDGOR:

SIMPLE PRODUCTS Corporation

____

By: Brian B. Christensen
Its: President & CEO

LENDER:

BFI Business Finance

____

By: David Drogos
Its: President

- -

State of Utah)

County of Salt Lake)

On this 15 day of December, in the year 2011, before me Aubrianna Tawzer, a notary public, personally appeared Brian B. Christensen,

(DAY) (MONTH) (YEAR) (NOTARY PUBLIC NAME) (NAME OF DOCUMENT SIGNER)

proved on the basis of satisfactory evidence to be the person(s) whose name(s) (is/are) subscribed to this instrument, and acknowledged (he/she/they) executed the same. Witness my hand and official seal.

____

NOTARY PUBLIC

AUBRIANNA DESIREE TAWZER
Notary Public
State of Utah
Comm. No. 610483
My Comm. Expires Jul 18, 2015

S
E
A
L

EXHIBIT A

Copyrights

All present and future registered and unregistered copyrights.

EXHIBIT B

Patents

All present and future registered and unregistered patents.

EXHIBIT C

Trademarks

All present and future registered and unregistered trademarks, including but not limited to the following:

Trademark	Application Number	Date
LipJuice	77284671	09/20/2007 (currently owned by Brian Christensen)

Trademark	Registration Number	Date
MOSAIC MEMORIES	4018446	08/30/2011
MOSSIE	4008754	08/09/2011
LUX • PRO	3814092	07/06/2010
adair	3678510	09/08/2009
COLOR SPLASH	2976976	07/26/2005

SIMPLE PRODUCTS Corporation as successor in interest to Achiever USA

Trademark	Registration Number	Date
Big Value	2477352	08/14/2001 (currently owned by Achiever USA)
Button Light	2690054	02/25/2003 (currently owned by Achiever USA)
DL Digital Life	3042833	08/02/2005 (currently owned by Achiever USA)

EXHIBIT D

Domain Names

All present and future registered and unregistered domain names, including but not limited to the following:

Domain Name	Registrar	Expiration Date
www.simpleproductscorp.com		
www.simpleprd.com		
www.spwebstore.com		
www.funpakpromo.com		

EXHIBIT E

Permitted Liens

NONE

LOAN AND SECURITY AGREEMENT

(Accounts Receivable & Inventory Line of Credit)

This **Loan and Security Agreement (Accounts Receivable & Inventory Line of Credit)**, is entered into as of **December __14__, 2011**, by and between **BFI Business Finance**, a California corporation ("Lender"), with its headquarters' office located at **851 East Hamilton Avenue, 2nd Floor, Campbell, California 95008** and **SIMPLE PRODUCTS Corporation** ("Borrower"), a(n) **Utah corporation**, with its headquarters at its Chief Executive Office as defined herein.

<u>RECITALS</u>

A. Borrower has requested Lender to make loans to Borrower for business purposes.

B. Lender is willing to make such loans to Borrower, on the terms and conditions set forth in this Agreement, and Borrower agrees to make the payments required by this Agreement and to comply with the other terms and conditions of this Agreement.

<u>AGREEMENT</u>

For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as set forth below.

1. <u>Definitions and Construction</u>.

1.1. <u>Definitions</u>. As used in this Agreement, the following terms shall have the following definitions:

"<u>Accounting Period</u>" has the meaning given in Section 9.4 hereof.

"<u>Account Debtor</u>" means a person obligated on an Account, Chattel Paper, or General Intangible.

"<u>Accounts</u>" means all currently existing and hereafter arising accounts as defined in the Code, as such definition may be changed from time to time, and shall include, but not be limited to a right to payment of a monetary obligation for property sold or services rendered, and any and all credit insurance, guaranties, or security therefor.

"<u>Addendum</u>" means that certain **Addendum A** or **Addendum B** hereto, if applicable.

"<u>Advance(s)</u>" has the meaning given in Section 2.1.1 hereof.

"<u>Administrative Fee</u>" has the meaning given in Section 2.2.10 hereof.

"<u>Affiliate</u>" means, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"<u>Agreement</u>" means this **Loan and Security Agreement (Accounts Receivable & Inventory Line of Credit)** together with all addenda, exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

"<u>Agricultural Lien(s)</u>" mean any claims, trusts, notices, liens, financing statements, or security interests in favor of an agricultural produce lien holder, farm product seller, lien or trust claimant or secured party arising by virtue of the Agricultural Lien Laws.

"<u>Agricultural Lien Laws</u>" means the Perishable Agricultural Commodities Act of 1930, as amended, ("PACA") [7 U.S.C. §499(a) et seq.], the Packers and Stockyards Act [7 U.S.C. §181, et seq.] ("PSA"), the Food Security Act of 1985 ("FSA") [7 U.S.C §1631, et seq.]; the California Producers' Lien Laws (Cal. Food & Agric. Code §§55631-55653); the California Agricultural Laborers' Lien laws [Cal. Civil Code §§ 3061.5-3061.6]; Agricultural Chemical & Seed Lien laws [Cal. Food & Ag. Code §§ 57551-57595]; Livestock Sellers' Liens [Cal. Food & Ag. Code §§ 55701-55704]; Dairy Cattle Supply Liens [Cal. Food & Ag. Code §§ 57401-57414]; Poultry and Fish Supply Liens [Cal. Food & Ag. Code §§ 57501-57545]; and any other federal or state statutory agricultural or other lien laws.

"<u>Allowable Amount</u>" means the lesser of the Borrowing Base and the Maximum Amount.

"<u>Attorneys' Fees</u>" has the meaning given in subsections (g) and (h) of the definition of Lender's Expenses.

"<u>A/R Borrowing Base</u>" has the meaning set forth in the definition of Borrowing Base.

"A/R Line of Credit" means the aggregate amount at any given time of Advances calculated with respect to the face amount of the Accounts pursuant to the A/R Borrowing Base, as the amount thereof shall change from time to time. (The A/R Line of Credit is and shall be secured by all the Collateral.)

"Audit Fees" has the meaning set forth in Section 2.2.12 hereof.

"Authenticate" has the meaning given in the Code, as such definition may be amended from time to time, which means to sign, execute, or otherwise adopt a symbol, or encrypt or similarly process a record in whole or in part, with the present intention of the authenticating person to identify the person and adopt or accept a record.

"Authorized Officer" means any officer or employee of Borrower as set forth in that certain Signature Authorization of even date herewith, as it may be amended from time to time.

"Bankruptcy Code" means Title 11 of the United States Code, as amended and any successor statute.

"Basic Term" has the meaning set forth in Section 6.1 hereof.

"Blocked Account" has the meaning set forth in Section 3.8.2.1(ii) hereof.

"Borrower" has the meaning set forth in the preamble to this Agreement, individually and collectively.

"Borrower's Books" means all of Borrower's books and records, including, without limitation, ledgers, records indicating, summarizing, or evidencing Borrower's properties or assets (including, without limitation, the Collateral) or liabilities, all information relating to Borrower's business operations or financial condition, and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

"Borrower's Credit Policy" means that written credit policy that has been provided by Borrower to Lender prior to the Closing Date, which Lender acknowledges to be acceptable to Lender as of the date hereof.

"Borrowing Base" means the sum of the following:

(a.) **eighty-five percent (85 %)** of the Net Face Amount of Prime Accounts, but in any event not in an aggregate amount in excess of the Maximum Account Advance (the "A/R Borrowing Base"); plus

(b.) **----------n/a---------- percent (----------n/a----------%)** of the Current Market Cost of raw materials that constitute Eligible Inventory; plus **fifty percent (50%)** of the Current Market Cost of finished goods that constitute Eligible Inventory, but in any event not in an aggregate amount in excess of the Maximum Inventory Advance (the "Inventory Borrowing Base").

"Business Day(s)" means any day that is not a Saturday, Sunday, or other day on which California State or national banks are authorized or required to be closed.

"CERCLA" has the meaning given in the definition of Environmental Laws.

"Chattel Paper" has the meaning given in the Code, as such definition may be amended from time to time, which defines Chattel Paper as a record or records that evidence both (a.) a monetary obligation; and (b.) a Security Interest in (i.) specific goods; (ii.) a Security Interest in specific goods and Software used in the goods; (iii.) a Security Interest in specific goods and license of Software used in the goods; or (iv.) a lease of specific goods and license of Software used in the goods.

"Chief Executive Office" means Borrower's sole place of business (if it has only one), chief executive office (if it has more than one place of business) or residence (if an individual) which is located at **9314 South 370 West, Sandy, Utah 84070** .

"Clearance Days" has the meaning given in Section 3.4 hereof.

"Closing Date" means the date of the initial advance hereunder.

"Code" or "UCC" means the California Uniform Commercial Code, or any successor statute in effect in the state of California, as amended and/or re-numbered from time to time, which is also known as the UCC.

"Collateral" means all of the personal property and Trade Fixtures now owned or hereafter acquired by Borrower whether now existing or hereafter arising and wherever located, including without limitation: (a.) all Accounts; (b.) all Chattel Paper including without limitation Electronic Chattel Paper; (c.) all Inventory; (d.) all Equipment; (e.) all Trade Fixtures; (f.) all Fixtures, but only if connected with Real Property Collateral; (g.) all Instruments; (h.) all Financial Assets, including without limitation, Investment Property; (i.) all Documents; (j.) all Deposit Accounts; (k.) all Letter of Credit Rights; (l.) all General Intangibles including without limitation copyrights, trademarks, and patents, Payment Intangibles, Software, and all rights in and to domain names in whatever form, and all derivative URLs; (m.) all Supporting Obligations; (n.) any Commercial Tort Claim listed on any schedule provided herewith or hereafter; (o.) all returned or repossessed goods arising from or relating to any Accounts or Chattel Paper; (p.) all certificates of title and certificates of origin or manufacturers statements of origin relating to any of the foregoing, now owned or hereafter acquired; (q.) all property similar to any of the foregoing hereafter acquired by Borrower; (r.) all ledger sheets, files, records, documents, instruments, and other books and

records (including without limitation related electronic data processing Software) evidencing an interest in or relating to the above; (s.) all money, cash or cash equivalents; and (t.) to the extent not otherwise included in the foregoing, all proceeds, products, insurance claims, and other rights to payment and all accessions to, replacements for, attachments to, substitutions for, and rents and profits of, and noncash proceeds of, each of the foregoing. Notwithstanding any contrary term of this Agreement, Collateral shall not include any waste or other materials that have been or may be designated as toxic or hazardous.

"Collateral Control Account(s)" has the meaning given in Section 3.8.2.1 hereof.

"Collateral State" has the meaning given in Section 9.15 hereof.

"Collection Privilege" has the meaning given in Section 3.8.2.3 hereof.

"Commercial Tort Claim" has the meaning given in the Code, as such definition may be amended from time to time, which means a claim arising in tort with respect to which the claimant is an organization or if the claimant is an individual, the claim arose in (a.) the course of the claimant's business or profession; and (b.) does not include damages arising out of personal injury to or death of an individual.

"Concentration Limit" means the maximum permitted percentage in the aggregate, that one Account Debtor may constitute of Borrower's total Accounts, as further described in subsection (u) of the definition of Prime Accounts.

"Contra" has the meaning given in subsection (r.) of the definition of Prime Accounts.

"Cross-Aging Limit" has the meaning given in subsection (v) of the definition of Prime Accounts.

"Cumulative Minimum Annual Interest Payment" has the meaning given in Section 2.2.2 hereof.

"Current Market Cost" means, as determined by Lender in good faith, the lower of (a.) cost of Inventory, computed on a first-in-first-out basis in accordance with GAAP; or (b.) market value of Inventory.

"Daily Balance" means the principal amount of any Obligations owed at the end of a given day, which shall be calculated for purposes of calculating interest that no payment made by check or other means, including without limitation wire transfer, ACH transfer, credit card payment or any other means shall be deemed to be made until **three (- 3 -) Business Days** after receipt by Lender of such payments to allow for clearance thereof, as provided in Section 3.4 hereof; provided however, that all payments when received shall be given provisional credit for purposes of determining availability of Advances under the Agreement.

"Default Rate" has the meaning given in Section 2.2.4 hereof.

"Delinquent Accounts" means Accounts that remain uncollected for more than ninety (90) days from the invoice date.

"Deposits" means the Good Faith Deposit and the Documentation Fee/Legal Deposit as further described in Section 2.2.11 hereof and any other deposit that Lender may require on a case by case basis.

"Deposit Account(s)" has the meaning given in the Code, as such definition may be amended from time to time, including without limitation, a demand, time, savings, passbook, or similar account maintained with a bank or other depository institution.

"Dilution Rate" means the percentage rate at which Borrower's Prime Accounts are subject to reduction due to credits, returns, and allowances.

"Documentation Fee/Legal Deposit" has the meaning set forth in Section 2.2.11.2 hereof.

"Documents" has the meaning given in the Code, as such definition may be amended from time to time.

"Electronic Chattel Paper" has the meaning given in the Code, as such definition may be amended from time to time, which defines Electronic Chattel Paper as Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

"Eligible Inventory" means Inventory that meets all of the following criteria:

(a.) Inventory acceptable to Lender, in its Sole Discretion, for lending purposes;

(b.) Inventory held for sale or lease in the ordinary course of Borrower's business;

(c.) Inventory located at Borrower's Chief Executive Office or Other Locations; provided, however, that if any such location is owned by a party other than Borrower, Lender shall have obtained from the owner thereof an agreement relative to Lender's rights with respect to such Inventory, in form and content satisfactory to Lender;

(d.) Inventory in which Lender has a first priority, perfected Security Interest under the laws of the United States of America or any state of the United States of America;

(e.) Inventory not subject to a Security Interest, lien, or other encumbrance in favor of any other Person, except for Permitted Liens;

(f.) Inventory of good and merchantable quality that is free from defect and that is not slow moving, obsolete, returned, perishable, or manufactured under a license agreement unless the licensor (if other than Borrower) has entered into an agreement in form and content reasonably acceptable to Lender;

(g.) Inventory owned and in the lawful possession of Borrower;

(h.) Inventory which does not consist of packaging and shipping materials; and

(i.) Inventory that does not consist of supplies used or consumed in Borrower's business or work-in-process.

General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

"Environmental Laws" means all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof, including without limitation 42 U.S.C. §9601 (14), of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 set forth at 42 U.S.C. §9601 et seq. ("SARA"), or the Resource Conservation and Recovery Act of 1976 set forth at 42 U.S.C. §9601 et seq. ("RCRA") and all successor statutes and amendments thereto.

"EPA" means the United States Environmental Protection Agency.

"Equipment" means all of Borrower's now owned and hereafter acquired equipment as defined in the Code, as such definition may be amended from time to time, and wherever located, and shall include, but not be limited to, all goods (other than inventory, farm products, or consumer goods) including without limitation machinery, computers and computer hardware and Software (whether owned or licensed), vehicles, tools, furniture, Trade Fixtures (but not including Fixtures unless Real Property Collateral has been pledged to Lender), all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

"ERISA" has the meaning given in Section 9.21 hereof.

"Event of Default" or "Material Event of Default" means those events described in Section 11 hereof.

"Exhibit" means that certain **Exhibit A** hereto, if applicable.

"FEIN" has the meaning given in Section 8.1.15 hereof.

"Financial Assets" has the meaning given in the Code, as such definitions may be amended from time to time, which defines Financial Assets as any of the following: (a.) a security; (b.) an obligation of a person or a share, participation, or other interest in a person or in property or an enterprise of a person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment; and (c.) any property that is held by a securities intermediary for another person in a securities account that has expressly agreed with the other person that the property is to be treated as a financial asset.

"Fixtures" has the meaning given in the Code, as such definition may be amended from time to time, which defines Fixtures as goods that have become so related to particular real property that an interest in them arises under property law, but shall not include Trade Fixtures.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

"General Intangibles" means general intangibles as defined in the Code, as such definition may be amended from time to time, (and shall include, but not be limited to, registered and unregistered patents, trademarks, service marks, copyrights, trade names, domain names and all derivative URL's, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in Equipment, Payment Intangibles and Software), all whether arising under the laws of the United States of America or any other country.

"Good Faith Deposit" has the meaning set forth in Section 2.2.11.1 hereof.

"Guarantor" means, individually and collectively, **Brian B. Christensen**.

"Guaranty" means that (a.) certain General Continuing Guaranty or those certain General Continuing Guaranties signed by Guarantor concurrently with the execution of this Agreement and the Loan Documents and/or the Term Loan Documents, as amended from time to time hereafter; (b.) such additional Guaranties as may be executed by third parties in the future; or (c.) such additional Guaranties as may be signed in favor of Lender hereafter.

"Hazardous Substances" and "Hazardous Wastes" means all or any of the following:

(a.) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity";

(b.) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;

(c.) any flammable substances or explosives or any radioactive materials; and

(d.) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

"Indebtedness" means all of the following:

(a.) all indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities);

(b.) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP;

(c.) acceptances, bonds, indentures, notes payable, and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;

(d.) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument;

(e.) all indebtedness secured by any lien on any property or asset owned or held by Borrower regardless of whether the indebtedness secured thereby shall have been assumed by Borrower or is nonrecourse to the credit of Borrower;

(f.) contingent obligations to the extent such obligations are no longer contingent but become absolute and remain unpaid;

(g.) all obligations, contingent or otherwise, relative to the face amount of any letter of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products;

(h.) any unfunded obligation of Borrower or any of its subsidiaries to a multiemployer plan required to be accrued by GAAP; and

(i.) obligations of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower), any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

"Indemnified Liabilities" has the meaning set forth in Section 14.3 hereof.

"Indemnified Person" has the meaning set forth in Section 14.3 hereof.

"Insolvency Proceeding" means any case, proceeding, or matter commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including, without limitation, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"Instrument" has the meaning given in the Code, as such definition may be amended from time to time, which defines an Instrument as a negotiable instrument or any other writing that evidences a right to payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment. Instrument shall include but not be limited to promissory notes.

"Inventory" means all present and future inventory, as defined in the Code, as such definition may be amended from time to time, in which Borrower has any interest and wherever located, and shall include but not be limited to, goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

"Inventory Appraisal Fee" has the meaning set forth in Section 2.2.13 hereof.

"Inventory Borrowing Base" has the meaning set forth in the definition of Borrowing Base.

"Inventory Line of Credit" means the aggregate amount at any given time of Advances calculated with respect to the value of Eligible Inventory pursuant to the Inventory Borrowing Base, as the amount thereof may change from time to time. (The Inventory Line of Credit is and shall be secured by all the Collateral.)

"Investment Property" has the meaning given in the Code, as such definition may be amended from time to time, which defines Investment Property as securities, security accounts, commodity contracts, or commodity accounts.

"IRC" means the Internal Revenue Code of 1986, Title 26 of the United States Code, as amended and/or re-numbered, including any successor statute, and the regulations thereunder.

"Lender" has the meaning set forth in the preamble to this Agreement.

"Lender Expenses" includes, without limitation, all of the following:

(a.) reasonable costs or expenses (including without limitation taxes, photocopying, notarization, telecommunication, insurance premiums, and postage) paid by Lender in connection with Lender's transactions with Borrower;

(b.) reasonable costs and expenses required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Lender in connection with Lender's transactions with Borrower;

(c.) reasonable documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals) and search fees assessed, paid, or incurred by Lender in connection with Lender's transactions with Borrower;

(d.) reasonable costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise);

(e.) reasonable charges paid or incurred by Lender in connection with Lender's transactions with Borrower, resulting from the dishonor of checks in connection with Lender's transactions with Borrower; costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or any portion thereof, irrespective of whether a sale is consummated;

(f.) reasonable costs and expenses paid or incurred by Lender in examining Borrower's Books;

(g.) reasonable legal fees and expenses paid or incurred by Lender in connection with the due diligence, negotiation and preparation of this Agreement, the Loan Documents executed in connection herewith and other documents executed in connection herewith now and in the future (whether for legal services and expenses from outside counsel or from in-house counsel); and

(h.) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents and adjusting or settling disputes and claims with Account Debtors with respect to Borrower's Accounts; and Lender's reasonable Attorneys' Fees and expenses (whether for legal services incurred by and expenses from outside counsel and/or from in-house counsel and staff) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, or enforcing this Agreement or the other Loan Documents (including reasonable Attorneys' Fees and expenses incurred in such adjusted or settled disputes and claims, and in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any Guarantor of the Obligations, irrespective of whether suit is brought). The Attorneys' Fees incurred by Lender in any Insolvency Proceeding shall include, without limitation, those incurred in connection with debtor-in-possession financing, motions for relief from automatic stay, and actions to determine dischargeability, and defending, or concerning the Loan Documents.

"Lender's Account" has the meaning give in Section 3.8.3 hereof.

"Letter of Credit Rights" has the meaning given in the Code, as such definition may be amended from time to time, which defines Letter of Credit Rights as a right to payment or performance under a letter of credit, whether or not beneficiary has demanded or is at the time entitled to demand payment or performance.

"Line of Credit" means the aggregate amount at any given time of Advances made under the A/R Line of Credit, the Inventory Line of Credit or otherwise under this Agreement as the amount thereof may change from time to time. (The Line of Credit is and shall be secured by all of the Collateral.)

"Loan Documents" means collectively, this Agreement, the Term Loan Documents, the Guaranty, and all notes, other guarantees, security agreements, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement or otherwise, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

"Loan Fee" has the meaning given in Section 2.2.9 hereof.

"Lockbox" has the meaning given in Section 3.8.2.1(iii) hereof.

"Lockbox Account" has the meaning given in Section 3.8.2.1(iii) hereof.

"Material Adverse Change" means a material adverse change in any one or more of the following: (a.) Borrower's, any subsidiary's, or any Guarantor's assets, operations, business, or financial condition, or business; (b.) Borrower's ability to pay and perform the Obligations when due; (c.) any property in which Lender holds a Security Interest; (d.) the perfection or priority of any such Security Interest; or (e.) Lender's rights and remedies under any Loan Documents.

"Maximum Account Advance" means the sum of **One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00)**.

"Maximum Amount" means the sum of **One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00)**.

"Maximum Inventory Advance" means the lesser of the sum of **two hundred fifty thousand and 00/100 Dollars ($250,000.00)** or **-----n/a----- percent (-----n/a----- %)** of the A/R Borrowing Base.

"Minimum Monthly Interest Payment" has the meaning given in Section 2.2.3 hereof.

"Net Face Amount" means, with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions to which the Account Debtor is entitled.

"Obligations" means (a.) the due and punctual payment of all amounts due or to become due under this Agreement; (b.) the performance of all obligations of Borrower under the Loan Documents; and (c.) all present and future obligations owing by Borrower to Lender whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy case in which Borrower is a debtor, (each, a "Insolvency Proceeding"), including but not limited to Lender Expenses and any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, Lender Expenses, reasonable Attorneys' Fees, Audit Fees, and accountants' fees chargeable to Borrower or incurred by Lender in connection with the Loan Documents. Except to the extent otherwise provided, this Agreement does not secure any obligation described above which is secured by a consensual lien on real property.

"Obligor" means Borrower and all Guarantors.

"Old Lender" means **Wells Fargo Bank, N/A.**

"Org ID" shall have the meaning given in Section 8.1.15 hereof.

"Other Locations" means that or those physical locations, other than Borrower's Chief Executive Office, including but not limited to additional business offices, warehouses, other storage facilities, both public and non-public, or the like, where Borrower operates its business and/or stores collateral, more specifically set forth below, but excluding sales offices and locations where no collateral is maintained.

138 East 12300 South C165, Draper, Utah 84020

"Overadvance" means the amount by which the principal balance of any sums advanced plus any applicable reserves exceed the Allowable Amount.

"Payment Intangibles" means a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

"Permitted Indebtedness" means all of the following:

(a.) Indebtedness evidenced by this Agreement or the Loan Documents;

(b.) amounts owing under licenses in the ordinary course of Borrower's business, so long as the licensor has entered into an agreement in favor of Lender in form and content satisfactory to Lender.

(c.) subordinated debt that is subject to a subordination agreement in favor of Lender in form and content reasonably satisfactory to Lender;

(d.) Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets;

(e.) the Indebtedness set forth in the latest financial statements of Borrower submitted to Lender on or prior to the Closing Date;

(f.) Indebtedness secured by Permitted Liens; and

(g.) refinancings, renewals, or extensions of the foregoing, provided: (i.) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower; (ii.) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended; (iii.) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended; and (iv.) that to the extent that the Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing of the Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness;

"Permitted Liens" means all of the following:

(a.) liens and Security Interests held by Lender or agreed to by Lender in the Term Loan Documents, if any;

(b.) liens for unpaid taxes of Borrower that are either (i.) not yet due and payable; or (ii.) (1.) do not constitute an Event of Default hereunder; and (2.) are the subject of a Permitted Protest;

(c.) liens and Security Interests granted against Equipment disclosed in writing by Borrower to Lender and consented to by Lender in writing;

(d.) liens described in **Addendum B** thereto, provided they are subject to such subordination agreements as Lender may require;

(e.) purchase money liens or the interests of lessor under capital leases to the extent that such liens or interests secure Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets and so long as such lien attaches only to the asset purchased or acquired and the proceeds thereof;

(f.) with respect to real property, easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto;

(g.) obligations and duties as lessee under any operating lease existing on the date of this Agreement; and obligations and duties as lessee under any lease existing on the date of this Agreement;

(h.) any liens incurred in connection with the refinancing, renewal, or modification of indebtedness secured by Permitted Liens, provided: (i.) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower; (ii.) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended; (iii.) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended; and (iv.) that to the extent that the Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing of the Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness;

(i.) liens for unpaid taxes, assessments, or other governmental charges or levies (i.) that are not yet delinquent; or (ii.) do not constitute an Event of Default hereunder and are the subject of Permitted Protests;

(j.) judgment liens that do not constitute an Event of Default under this Agreement;

(k.) liens on amounts deposited in connection with obtaining Workers' Compensation Insurance or other unemployment insurance; and

(l.) liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, provided that such deposits have been made with Lender's prior written consent.

"Permitted Protest" shall mean a protest taken by Borrower in good faith with respect to disputed taxes for which a bond has been posted by Borrower in the amount of disputed taxes that have not been paid.

"Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets" means, as of any date of determination, Purchase Money Indebtedness for Acquisition of Fixed Assets incurred after the date hereof in an aggregate principal amount outstanding at any one time which shall not exceed **Twenty-five thousand and 00/100 Dollars ($25,000.00)** without Lender's prior written consent, which consent shall not be unreasonably withheld.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, limited liability companies, limited liability partnerships, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

"Post Office Box" has the meaning given in Section 3.8.2.1(i) hereof.

"Premises" means all of the locations of Borrower consisting of its Chief Executive Office, any and all other offices or locations and any and all Other Locations.

"Prepayment" has the meaning given in Section 6.3 hereof.

"Prepayment Fee" means the fee described in Section 6.3 hereof.

"Prime Accounts" means those Accounts of Borrower that meet all of the following criteria:

(a.) are acceptable to Lender in the exercise of its Sole Discretion;

(b.) are creditworthy as determined by Lender in its Sole Discretion based on the facts and circumstances presented, including payment history, turn, PAYDEX rating and other data;

(c.) have been validly assigned as Collateral to Lender, giving Lender a first priority Security Interest therein and in all proceeds thereof;

(d.) as of the date of determining whether an Account is a "Prime Account" or not, (i.) no invoice is more than sixty (60) days past due if such invoice provides for payment terms of thirty (30) days or less; or (ii.) in any event, no invoice remains uncollected for more than ninety (90) days from the date of such invoice;

(e.) strictly comply with all Borrower's warranties and representations to Lender;

(f.) have been created by absolute sales of Borrower's merchandise or services;

(g.) are genuine, bona fide and collectible;

(h.) Borrower shall have good, unencumbered and absolute title to Collateral free of all third party claims other than Permitted Liens;

(i.) are not subject to any dispute, right of offset, counterclaim, or right of cancellation or return;

(j.) all property giving rise to such Accounts shall have been delivered from Borrower's Premises to, and unconditionally accepted by, each Account Debtor;

(k.) Borrower has performed all things required of Borrower by the terms of all agreements or purchase orders giving rise to such Accounts;

(l.) are due and unconditionally payable on terms of thirty (30) days or less, or on such other terms not exceeding sixty (60) days (if acceptable to Lender in its Sole Discretion) which are expressly set forth on the face of all invoices, copies of which shall be delivered to Lender;

(m.)are not Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by which the payment by the Account Debtor may be conditional;

(n.) are not Accounts with respect to which the Account Debtor is an officer, employee, partner, joint venturer or agent of Borrower;

(o.) are not Accounts with respect to which the Account Debtor is a resident of a country other than the United States of America;

(p.) are not Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality of the United States of America and Canada;

(q.) are not Accounts with respect to which the Account Debtor is any state of the United States of America or any city, county, town, municipality or division thereof;

(r.) are not Accounts with respect to which the Account Debtor disputes liability or makes any claim, or has any defense, crossclaim, counterclaim or offset (each a "Contra" and collectively, "Contras");

(s.) are not Accounts with respect to which any Insolvency Proceeding is filed by or against the Account Debtor, or if an Account Debtor becomes insolvent, fails or goes out of business;

(t.) are not Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;

(u.) are not Accounts which in the aggregate from one Account Debtor constitutes twenty-five percent (25%) of total Accounts, but the portion not in excess of the Concentration Limit may be deemed Prime Accounts; and

(v.) are not Accounts from an Account Debtor, whose Accounts that have aged 90 days or more from invoice date comprise more than twenty-five percent (25%) of such Account Debtor's total Accounts (the "Cross-Aging Limit").

"Prime Floor" has the meaning given in the definition of Prime Rate.

"Prime Rate" means the variable rate of interest announced as the "prime" rate in the Western Edition of the Wall Street Journal which is in effect from time to time; provided that the Prime Rate shall at all times be deemed to be not less than **four percent (4.00%) per annum** (the "Prime Floor").

"Purchase Money Indebtedness for Acquisition of Fixed Assets" means debt (other than the Indebtedness, but including capitalized lease obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any fixed asset for the purpose of financing all or any part of the acquisition cost thereof.

"RCRA" has the meaning given in the definition of Environmental Laws.

"Real Property Collateral" means that or those certain item(s) of real property pledged by Borrower and/or Guarantor respectively, pursuant to this Agreement and the Loan Documents.

"Remittance Reporting" has the meaning given in Section 3.8.2.2 hereof.

"Renewal Term" has the meaning given in Section 6.1 hereof.

"Report of Assigned Accounts" means the form with which invoices are transmitted to Lender.

"SARA" has the meaning given in the definition of Environmental Laws.

"Security Interest(s)" means any present or future lien, charge, mortgage, pledge, assignment, or other encumbrance, or security interest in any asset, whether created or arising voluntarily, involuntarily or by operation of law.

"Software" has the meaning given in the Code, which defines Software as a computer program and any supporting information provided in connection with a transaction relating to the program.

"Sole Discretion" means the exercise by Lender of its reasonable (from the perspective of a secured asset based lender) business judgment in light of all of the facts and circumstances existing with respect to the issue then under consideration by Lender.

"Solvent" means that (a.) a Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; and (b.) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

"Supporting Obligations" has the meaning given in the Code, as such definition may be amended from time to time, which defines a Supporting Obligation as a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or a Financial Asset, including without limitation, Investment Property.

"Term Loan" means, to the extent applicable, any loan that may be extended by Lender to Borrower pursuant to the Term Loan Documents described in Section 25.16 hereof, if applicable.

"Term Loan Documents" means, to the extent applicable, those documents described in Section 25.16 hereof, if any, and all amendments and renewals thereof.

"Termination Notice" has the meaning given in Section 6.1 hereof.

"Trade Fixtures" means equipment and furnishings that are used in Borrower's business or operations which become affixed to the Premises, but which can be removed from the Premises without causing undue damage to such Premises.

"UCC" has the meaning given in the definition of Code.

"Voidable Transfer" has the meaning given in Section 25.12 hereof.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

1.3. Terms Not Defined. All other terms contained in this Agreement, to the extent not specifically defined herein, shall have the meanings provided in the Code.

1.4. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder", and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

1.5. Authenticated Documents. Any reference herein to a "writing", a "written document", or an executed document shall also mean an "Authenticated" writing or document or "Authentication" unless Lender shall otherwise require an original writing.

1.6. Addenda; Schedules and Exhibits. All of the addenda, schedules, and exhibits attached to this Agreement shall be deemed to be incorporated herein by reference as though set forth in full herein.

2. Loan and Terms of Payment.

2.1. Revolving Advances Against Accounts and Inventory.

2.1.1. Advances Not to Exceed Borrowing Base. Subject to the terms and conditions of this Agreement, from the Closing Date until the termination of this Agreement, Lender shall, from time to time, at the request of Borrower, make advances (each, an "Advance" and collectively, the "Advances") to Borrower so long as no Overadvance exists before the requested Advance or would be created by such Advance.

2.1.2. Advances to be Drawn First Against A/R Borrowing Base; Inventory Advances Due Upon Payment in Full of A/R Advances if no Intent to Have Further Advances to be Made Against Accounts. Borrower shall draw all available funds under the A/R Borrowing Base under the A/R Line of Credit prior to drawing any available funds under the Inventory Borrowing Base under the Inventory Line of Credit. At such time as amounts advanced against Accounts under the A/R Line of Credit under this Agreement have been paid in full, with (a.) no further intention on the part of Lender to make further Advances against Accounts under the A/R Line of Credit; and/or (b.) no further intention on the part of Borrower to obtain any further Advances against Accounts under the A/R Line of Credit, amounts advanced against Inventory under the Inventory Line of Credit under this Agreement shall also be due, owing, and payable in full. Amounts borrowed pursuant to this Section 2.1.2 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

2.1.3. Reduction of Advance Rates. Lender may, in its Sole Discretion, from time to time, upon not less than five (5) days' prior notice to Borrower, reduce the Borrowing Base to the extent that Lender determines in good faith that: (a.) the Dilution Rate with respect to the Accounts for any period (based on the ratio of (i.) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (ii.) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels; (b.) the general creditworthiness of Account Debtors has declined; (c.) the number of days of the turnover of the Inventory for any period has increased in any material respect; (d.) the liquidation value of the Eligible Inventory, or any category thereof, has decreased; or (e.) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the Borrowing Base, Lender may consider events, conditions, contingencies, or risks that are also considered in determining Prime Accounts or Eligible Inventory.

2.1.4. Authorization for Advances. Subject to the terms and conditions of this Agreement, Lender is authorized to make Advances (a.) upon telephonic, facsimile or other instructions received from anyone purporting to be an Authorized Officer of Borrower; or (b.) at the Sole Discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make an Advance if, before the Advance is made, an Overadvance exists or as a result of making an Advance, an Overadvance would be created.

2.1.5. Establish Deposit Account; Provide Pledge Agreement and Control Agreement. Borrower agrees to establish and maintain a single designated Deposit Account for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to such designated Deposit Account. Borrower agrees to provide Lender with (a.) a pledge agreement; and (b.) a control agreement in form and substance reasonably acceptable to Lender, signed by the bank or financial institution at which the Deposit Account is located. If Borrower's bank or financial institution refuses to or does not cooperate in executing such control agreement, Borrower shall move its account to a financial institution willing to execute a control agreement in form and substance reasonably satisfactory to Lender.

2.2. Interest; Rates, Payments, Fees, and Calculations.

2.2.1. Interest Rates.

2.2.1.1. On Advances Against Accounts. All Advances against Accounts under the A/R Line of Credit hereunder shall bear interest, on the Daily Balance, at a **per annum rate of two percent (2.00%)** in excess of (i.) the Prime Rate; or (ii.) the Prime Floor, whichever is higher.

2.2.1.2. On Advances Against Inventory. All Advances against Inventory under the Inventory Line of Credit hereunder shall bear interest, on the Daily Balance, at a **per annum rate** of **two percent (2.00%)** in excess of (i.) the Prime Rate; or (ii.) the Prime Floor, whichever is higher.

2.2.2. Cumulative Minimum Annual Interest Payment. Interest payable under this Agreement, on a cumulative annual basis, shall not be less than **----------n/a---------- Dollars ($----------n/a----------)** (the "Cumulative Minimum Annual Interest Payment").

2.2.3. Minimum Monthly Interest Payment. Interest on the Line of Credit, together with the Administrative Fee payable under this Agreement on a monthly basis, shall not be less than **Two thousand and 00/100 Dollars ($2,000.00)** (the "Minimum Monthly Interest Payment").

2.2.4. Default Rate. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to an additional **three percent (3.00%) per annum** in excess of the applicable interest rate as set forth in Section 2.2.1 (the "Default Rate"). Lender's failure to assess interest at the Default Rate as provided hereunder shall not be deemed a waiver by Lender of its right to charge such Default Rate at any time after default. Lender reserves the right to, and Borrower hereby acknowledges that Lender may, recalculate interest at the Default Rate.

2.2.5. Interest Payments. Subject to Section 2.2.4, interest on the Obligations shall be payable monthly, in arrears, shall be computed at the applicable interest rate as set forth in Section 2.2.1, and shall be due on the last day of each month following the accrual thereof. **Interest shall be payable commencing on the first (1st) calendar day of the month following the Closing Date.** Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

2.2.6. Calculation of Interest. All interest and fees charged hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Notwithstanding anything to the contrary contained herein, any interest rate calculated hereunder shall be rounded up to the closest one-quarter of one percent (1/4 of 1.00%), with no adjustments made for rate changes of less than one-quarter of one percent (1/4 of 1.00%). Lender shall, for the purpose of the computation of interest due hereunder, add the Clearance Days to any payments by check or other means, including without limitation wire transfer, ACH transfer, credit card payment or any other means, which is acknowledged by the parties to constitute an integral aspect of the pricing of Lender's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender. Should any check not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

2.2.7. Computation upon Change in Prime Rate. In the event the Prime Rate changes, the applicable interest rate hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Prime Rate.

2.2.8. Principal Payments. Commencing on **-----n/a-----** and continuing on the first (1st) day of every month through **-----n/a-----**, Borrower shall make equal monthly principal payments in the sum of **---------n/a---------- Dollars ($----------n/a----------)**, which shall be used to pay down Advances against Inventory.

2.2.9. Loan Fee. At the time of initial funding hereunder and annually (every twelve (12) months) thereafter while any Obligations remain outstanding to Lender, Borrower agrees to pay Lender a loan fee equal to **two percent (2.00%)** of the Maximum Amount (the "Loan Fee").

2.2.10. Administrative Fee. While any Obligations remain outstanding to Lender, on or before the first (1st) day of each month, Borrower agrees to pay Lender an administrative fee equal to **one-quarter of one percentage point(s) (0.25%) per month** of the Daily Balance during the preceding month (the "Administrative Fee").

2.2.11. Deposits for Lender Expenses. Borrower shall pay to Lender the Lender Expenses incurred by Lender in connection with the negotiation and preparation of this Agreement and the Loan Documents. In connection therewith, the following applies with respect to Deposits for such Lender Expenses:

2.2.11.1. Lender **has received** a deposit in the amount of **Two thousand five hundred and 00/100 Dollars ($2,500.00)** (the "Good Faith Deposit") to be applied against such Lender Expenses consisting of out-of-pocket costs. Any unpaid portion of the Good Faith Deposit shall be due and payable on the Closing Date. In the event that such Lender Expenses are less than the Good Faith Deposit, any such excess amount will be applied to the Loan Fee and then to Administrative Fee, or if the Loan Fee and Administrative Fee have been paid in full, such excess amount shall be refunded to Borrower; and

2.2.11.2. Lender **will receive** a documentation fee/legal deposit in the amount of **Two thousand and 00/100 Dollars ($2,000.00)** to be applied against Lender Expenses consisting of document preparation and legal fees and costs, (the "Documentation Fee/Legal Deposit"). Any unpaid portion of the Documentation Fee/Legal Deposit shall be due and payable at the initial funding hereof.

2.2.12. Audit Fees. Borrower shall pay to Lender on demand **periodic** audit fees of **One thousand and 00/100 Dollars ($1,000.00) per day**, plus actual out of pocket costs related to each audit (the "Audit Fee").

2.2.13. Inventory Appraisal Fee. Borrower shall pay to Lender on demand an **annual** inventory appraisal fee not to exceed the amount of -------n/a------- **Dollars ($-------n/a-------) per year** (the "Inventory Appraisal Fee") absent the occurrence and continuance of an Event of Default, for any year in which (a.) funds are available to Borrower under the Inventory Borrowing Base; or (b.) funds that have been advanced under the Maximum Inventory Amount are owing and payable to Lender.

3. Payment of Advances.

3.1. Delivery to Lender of All Payments. Borrower shall remit to Lender all payments received by Borrower on all Accounts, including, without limitation, all payments on Accounts, Deposits, and proceeds of cash sales, irrespective of whether Borrower has obtained or seeks to obtain an Advance against any Account or any Inventory.

3.2. Required Payments on Past Due Accounts or Overadvance. On demand, Borrower shall pay to Lender (a.) the Net Face Amount of all Delinquent Accounts; or (b.) the Net Face Amount of Accounts more than sixty (60) days past due. Notwithstanding the foregoing, in the alternative, rather than complying with (a.) or (b.) above, if (i.) Lender so agrees in its Sole Discretion; and (ii.) Borrower provides additional Prime Accounts reasonably acceptable to Lender, in lieu of payment of such past due Accounts to Lender, Borrower may, in the alternative, submit additional invoices that constitute Prime Accounts to eliminate the Overadvance. Except as set forth in the prior sentence of this Section 3.2, Borrower shall pay the entire unpaid balance of the Obligations immediately upon (1.) the occurrence of an Event of Default and acceleration of the Obligations by Lender pursuant to Section 12.1.1; or (2.) in the case of termination, as set forth in Section 6.1, whether by notice, lapse of time or otherwise, whichever occurs first.

3.3. Application of Payments. Payments received shall be applied as follows: (a.) first against any Loan Fees and Lender Expenses, if any; (b.) against interest; and (c.) then against principal. To the extent Borrower uses Advances under this Agreement to purchase any Collateral, Borrower's repayment of the Advances shall apply on a "first-in-first-out" basis so that the portion of the Advances used to purchase a particular item of Collateral shall be paid in the chronological order in which Borrower purchased the Collateral.

3.4. Clearance Days. Payments made by check or any other means, including wire transfer, ACH transfer, or credit card receipts, shall be deemed to be made **three (- 3 -) Business Days** after receipt by Lender and shall be subject to clearance of funds (the "Clearance Days").

3.5. Overadvances. Subject to the provisions of Section 3.2, in the event of an Overadvance, if Lender continues in its Sole Discretion to provide Advances hereunder, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of the Overadvance.

3.6. Payment of Obligations. Notwithstanding anything to the contrary contained in this Agreement, no payment received by Lender shall constitute payment thereof unless and until final payment thereof has been received.

3.7. Statements of Obligations. Lender has provided Borrower with continuous on-line internet access to information and statements regarding its Obligations, including principal, interest, fees and an itemization of all charges and expenses constituting Lender Expenses owing, and such information shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days following any such information first becoming available to Borrower, Borrower shall have delivered to Lender by registered or certified mail at its address specified herein, written objection thereto describing the error or errors contained in such applicable information. No Statements of obligations will be mailed or otherwise transmitted by Lender to Borrower.

3.8. Notification of Accounts. Lender and Borrower have agreed to the terms set forth below with respect to notification of Accounts.

3.8.1. Right of Lender to Notify Account Debtors. Lender may, at any time, (a.) after the occurrence and during the continuance of an Event of Default; or (b.) as necessary in Lender's Sole Discretion in light of the facts and circumstances, to prevent prejudice to Lender irrespective of whether an Event of Default has occurred or is continuing, without notice to or the assent of Borrower: (i.) notify any Account Debtor that the underlying Account has been assigned for collateral purposes to Lender by Borrower and that payment thereof is to be made to the order of and directly and solely to Lender; and (ii.) send, or cause to be sent by its designee, written or telephonic requests (which may identify the sender by a pseudonym) for verification of any Account directly to the appropriate Account Debtor or any bailee with respect thereto. At Lender's request, all invoices and statements sent to any Account Debtor or any bailee shall state that the relevant Account has been for collateral purposes assigned to Lender and that any payments in respect thereof are payable directly and solely to Lender.

3.8.2. Collateral Control. At Lender's option:

3.8.2.1. Collateral Control Account(s). Borrower shall direct, at Borrower expense and in the manner requested by Lender from time to time, that remittances and other collections and proceeds of Accounts and other Collateral be: (i) sent directly by Account Debtor(s) or other third parties directly to a post office box (the "Post Office Box"), as set forth in **Exhibit A**, designated by or in the name of Lender, or in the name of Borrower, but as to which access is limited solely to Lender; (ii) sent directly by Account Debtor(s) and other third parties to a Deposit Account maintained by Borrower as set forth in **Exhibit A**, provided (1) Lender has received a control

agreement, in form and substance acceptable to Lender, which is fully executed by the financial institution where such account is maintained, and (2) such account is a blocked account to which only Lender may have access (the "Blocked Account"); or (iii) sent directly by Account Debtor(s) and other third parties to a lockbox account (the "Lockbox") maintained in Borrower's and/or Lender's name by a financial institution or other party and as set forth in **Exhibit A**, which Lockbox shall also have an associated Blocked Account (the foregoing Lockbox and any associated Blocked Account, collectively, the "Lockbox Account"), with Lender to receive a lockbox control agreement and/or a blocked account control agreement, each in form and substance acceptable to Lender, and each which is fully executed by the financial institution or other party maintaining such account(s). (Hereinafter, the Post Office Box, the Blocked Account and/or the Lockbox Account are referred to as the "Collateral Control Account(s)".) Borrower hereby grants to Lender a Security Interest in the Collateral Control Account(s), over which Borrower shall have no control and into remittances and other collections and proceeds of Accounts and other Collateral shall be deposited immediately upon their receipt.

3.8.2.2. Remittance Reporting. With respect to any Blocked Account or Lockbox Account, Borrower (at its expense) shall cause the provider of such account to deliver duplicate copies to Lender on each Business Day (or Lender shall be provided with on-line access and a password so that it can directly obtain copies) of (i) checks received in such account, (ii) envelopes, remittance papers, and other detail which might be included in the envelope with remittances, and (iii) an account batch listing (or similar reporting) which details the sequence number, dollar amount of checks, deposit total and account number credited for each deposit (all of the foregoing, the "Remittance Reporting"). In the event that the provider of such account will not deliver duplicate copies to Lender (or provide on-line access to Lender), Borrower agrees to deliver to Lender copies of the Remittance Reporting on each Business Day. Borrower acknowledges and agrees that notwithstanding anything to the contrary contained in this Agreement, remittances and other collections and proceeds of Accounts and other Collateral made to such account shall not be deemed received by Lender (and the Obligations shall not be credited nor shall Clearance Days commence) until Lender has received the Remittance Reporting.

3.8.2.3. Collection Privilege. Borrower may be provided with the revocable privilege to collect (at Borrower's expense) directly from Account Debtors and other third parties, remittances and other collection and proceeds of Account and other Collateral, subject to the express conditions set forth in Section 3.8.6, with all such remittances and other collections and proceeds being received by Borrower in trust for Lender and to be immediately delivered to Lender (in their original form as received) in the following manner as Lender shall so direct: (a) by overnight mail, (b) by deposit to the Blocked Account, or (c) in the case of electronic payment, by remittance to Lender's Account (the foregoing, the "Collection Privilege"). Such Collection Privilege is subject to revocation by Lender at any time without cause and shall be automatically revoked upon the occurrence of an Event of Default. Lender may undertake any and all of those actions delineated in Section 3.8.10 to process such remittances and other collections and proceeds delivered by Borrower to Lender. All such remittances and other collections and proceeds received by Lender shall be applied against the Obligations pursuant to the terms of this Agreement.

3.8.3. Lender's Account. All payments remitted to Lender in kind (pursuant to Section 3.8.2.3 or through a Collateral Control Account(s), shall be credited to a deposit account owned of Lender, into which remittances from Account Debtor(s) or other obligors of other borrowers of Lender may be credited (the "Lender's Account").

3.8.4. Procedure Regarding Mail Delivered to the Post Office Box. All mail delivered to the Post Office Box shall be opened by Lender, checks contained therein shall be endorsed by Lender, and all such items shall be deposited by Lender into the Lender's Account.

3.8.5. Electronic Transfers. Borrower shall direct all Account Debtors on Accounts that make payments by electronic transfer of funds to remit such funds directly to the Lender's Account, the Blocked Account, or the Lockbox Account, as Lender shall so direct.

3.8.6. Monies Held in Trust. In furtherance of the Collection Privilege, Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees, or agents, acting as trustee for Lender, shall (i) hold in trust for Lender, as property of Lender, any remittances and other collections and proceeds of Account and other Collateral which come into Borrower's possession or control, and (ii) immediately upon receipt thereof, and in their original form as received, remit same, in kind, to Lender in the manner set forth in Section 3.8.2.3, as Lender shall so direct. In the event the Collection Privilege is inapplicable, but Borrower or related parties nonetheless receive such remittances despite a contrary agreement with Lender, all of the foregoing terms and conditions shall apply and Borrower shall remit same, in kind, to Lender, as Lender shall so direct, either by overnight delivery, deposit to the Blocked Account or the Lockbox Account, as applicable, or in the case of electronic payment, by remittance to Lender's Account. In no event shall such remittances be commingled with Borrower's own funds. Borrower shall continue to remit such remittances to lender until such time as Borrower's Obligations (other than contingent obligations) have been paid in full.

3.8.7. Authorization. Notwithstanding any other provision of this Agreement, Borrower hereby irrevocably authorizes Lender to transfer into the Lender's Account any funds in payment of or relating to the Accounts that have been deposited into other deposit accounts with Lender or that Lender has otherwise received.

3.8.8. Lender's Right to Items in Lender's Account. Lender shall have a continuing security interest in all of the items contained from time to time in the Lender's Account and the proceeds thereof.

3.8.9. Lender Has Sole Control Over Lender's Account. Neither Borrower, nor any Person or entity claiming through Borrower shall have any right in or control over the use of, or any right to withdraw any

amount from the Lender's Account that shall be under Lender's sole control. Unless (a.) the instruments so deposited in the Lender's Account are dishonored; or (b.) Lender shall in Lender's Sole Discretion have remitted the amount thereof to Borrower, Lender shall credit the amount thereof against Borrower's Obligations (other than contingent obligations) to Lender.

3.8.10. Lender Authorization.

3.8.10.1. Borrower hereby irrevocably authorizes Lender and any designee of Lender, at Borrower's sole expense, to exercise at any time in Lender's or such designee's Sole Discretion all or any of the following powers as attorney in fact of Borrower until all of the Obligations (other than contingent obligations) have been paid in full:

3.8.10.1.1. in the ordinary course of business as a lender, receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof (whether checks or other forms of payment are (a.) in the name of Borrower; (b.) any other name under which it now does business or does business in the future; or (c.) in the names of its products now or in the future, and Borrower additionally agrees not to make any protest of any kind against Lender for negotiating such checks or other items described herein);

3.8.10.1.2. after the occurrence and during the continuance of an Event of Default, take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Accounts and other Collateral;

3.8.10.1.3. after the occurrence and during the continuance of an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Borrower by such Account Debtor), without affecting any of the Obligations;

3.8.10.1.4. execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the Collateral;

3.8.10.1.5. pay any sums necessary to discharge any lien or encumbrance that is senior to Lender's Security Interest in the Collateral other than Permitted Liens, which sums shall be included as Obligations hereunder;

3.8.10.1.6. at any time, irrespective of whether an Event of Default has occurred, without notice to or the assent of Borrower, notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned for collateral purposes to Lender by Borrower and that payment thereof is to be made to the order of and directly and solely to Lender;

3.8.10.1.7. after the occurrence and during the continuance of an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower;

3.8.10.1.8. send requests for verification of Accounts;

3.8.10.1.9. after the occurrence and during the continuance of an Event of Default, to make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance;

3.8.10.1.10. after the occurrence and during the continuance of an Event of Default, to settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Lender determines to be reasonable;

3.8.10.1.11. after the occurrence and during the continuance of an Event of Default and as Lender may reasonably determine to be necessary without the occurrence of an Event of Default if Lender has requested and Borrower has refused, Lender may cause to be executed and delivered any documents and releases which Lender reasonably determines to be necessary in order to protect its interest as Lender; and

3.8.10.1.12. after the occurrence and during the continuance of an Event of Default, qualify Borrower to do business in any state if Borrower shall fail to do so following request by Lender.

3.8.10.2. After the occurrence and during the continuance of an Event of Default, Borrower authorizes Lender to accept, indorse and deposit on behalf of Borrower any checks tendered by an Account Debtor "in full payment" of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender affects an accord and satisfaction of Borrower's claims, under §3-311 of the Code, as such section may be amended and/or re-numbered from time to time or otherwise.

3.8.10.3. RELEASE. BORROWER HEREBY RELEASES AND EXCULPATES LENDER, LENDER'S OFFICERS, EMPLOYEES, AGENTS, DESIGNEES, ATTORNEYS, ACCOUNTANTS, AND OTHER REPRESENTATIVES FROM AND AGAINST ANY AND ALL LIABILITY ARISING FROM ANY ACTS UNDER THIS AGREEMENT OR RELATED TO THIS AGREEMENT IN ANY MANNER OR IN FURTHERANCE THEREOF, WHETHER OF OMISSION OR COMMISSION, AND WHETHER BASED UPON ANY ERROR OF JUDGMENT OR MISTAKE OF LAW OR FACT AND WHETHER BASED UPON ANY

LEGAL THEORY, INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS, EXCEPT FOR LIABILITY DIRECTLY CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL LENDER HAVE ANY LIABILITY TO BORROWER FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

3.8.10.4. Further Credit Reports. Borrower acknowledges and agrees that Lender may from time to time at its Sole Discretion run such further credit reports and other reports as it may deem necessary to continue to keep itself apprised regarding the continued financial condition of Borrower during the term of this Agreement and hereby authorizes Lender to run such credit and other reports from time to time as Lender deems appropriate.

4. Audits. Lender shall have the right to conduct audits of Borrower's Accounts, Inventory, and Borrower's Books on a Periodic basis during the term of this Agreement, which audit shall be conducted during reasonable business hours absent the occurrence and continuance of an Event of Default. Lender agrees to give Borrower reasonable advance notice of such audit provided that no Event of Default shall have occurred or reasonably be suspected by Lender to have occurred and is continuing. In the event of an actual or potential Event of Default, no advance notice of any audit shall be required. The cost of each audit shall be paid by Borrower, which cost per audit shall not exceed the Audit Fee or the Inventory Appraisal Fee set forth in Sections 2.2.12 and 2.2.13, respectively. Borrower shall pay the cost of such Audit Fee or Inventory Appraisal Fee within five (5) Business Days of receipt of an invoice therefor and if such Audit Fee or Inventory Appraisal Fee is not paid by such date, Lender may charge such Audit Fee and Inventory Appraisal Fee against the Obligations at such time or if not charged at such time, upon termination. In addition, upon the occurrence and during the continuance of an Event of Default, Lender may conduct such additional audits as it deems appropriate, also at Borrower's cost, but not subject to any limitation contained in Sections 2.2.12 and 2.2.13.

4.1. Delivery of Collateral. At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender or Lender's representative original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the proceeds or statements of account and confirmatory collateral assignments to Lender of the proceeds in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of any other section of this Agreement, Borrower will promptly notify Lender, in writing, of Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like with respect to any proceeds. In no event shall any such schedule or confirmatory collateral assignment (or the absence thereof or omission of any proceeds therefrom) limit or in any way be construed as a waiver, limitation, or modification of the liens or rights of Lender or the warranties, representations, and covenants of Borrower under this Agreement. In addition, in the event that any Collateral, including without limitation proceeds, is evidenced by or consists of Chattel Paper, Documents, Instruments, or Financial Assets, including without limitation, Investment Property, Borrower shall, immediately upon written request therefor from Lender, endorse and assign such Chattel Paper, Documents, Instruments, or Financial Assets, including without limitation, Investment Property over to Lender and deliver actual physical possession of such Chattel Paper, Documents, Instruments, or Financial Assets, including without limitation, Investment Property to Lender with, if applicable, stock powers in blank executed by Borrower.

5. Conditions Precedent to Advances.

5.1. Conditions Precedent to Initial Advance. Any agreement of Lender to make the initial Advance is subject to the fulfillment on or before the Closing Date, to the satisfaction of Lender and its counsel (unless waived by Lender in writing in its Sole Discretion), of each of the conditions set forth below.

5.1.1. Lien in First Position. Lender shall be satisfied that its lien against the Collateral is a first priority perfected Security Interest, subject only to Permitted Liens.

5.1.2. UCC Search. Lender shall have received searches with results reflecting the filing of its financing statements and fixture filings.

5.1.3. Loan Documents Contemplated Hereby. Lender shall have received all of the Loan Documents, duly executed, and each such document shall be in full force and effect.

5.1.4. Authorization. Lender shall have received such certificates of authorization, corporate resolution, unanimous written consent, or other writing as Lender deems appropriate under the circumstances, duly executed by the secretary, general partner, managing member, or other appropriate representative of Borrower, authorizing the execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party and authorizing one or more specific officers, general partners, managing members, or other persons to execute and deliver same to Lender.

5.1.5. Bylaws, etc. Lender shall have received copies of Borrower's By-laws and Articles, Certificate of Incorporation, Articles of Organization, Partnership Agreement, Trust Agreement, or Operating Agreement, all duly certified as appropriate, as amended, modified, or supplemented to the Closing Date, all of which shall accurately reflect the current status of Borrower and Borrower's officers, directors, and any other requested information.

5.1.6. Certificate from State of **Utah**. Lender shall have received a certificate of status, corporate or otherwise, with respect to Borrower dated as of a date acceptable to Lender, by the Secretary of State of **Utah**, which certificate shall indicate that Borrower is in good standing in such state.

5.1.7. Certificates from States Other than **Utah**. Lender shall have received certificates of status, corporate or otherwise, with respect to Borrower dated as of a date acceptable to Lender, issued by the Secretary of State of the states in which its failure to be duly qualified or licensed would have a Material Adverse Change in the financial condition or properties and assets of Borrower, and shall indicate that Borrower is in good standing.

5.1.8. Insurance Policies and Endorsements. Lender shall have received certified copies of the policies of insurance, together with the endorsements thereto, as further described in Section 9.12 hereof, as are required hereby, the form and substance of which shall be satisfactory to Lender and its counsel.

5.1.9. Certificates of Title. Lender shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title, if any.

5.1.10. Evidence of Payment of Taxes. Lender shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest.

5.1.11. Subordination Agreements. Lender shall have received subordination agreements in form and content reasonably satisfactory to Lender from all parties that Lender shall require.

5.1.12. Guaranty. (a.) Lender shall have received the duly executed Guaranty from Guarantor, (and if Guarantor is not an individual, a duly executed Security Agreement All-Assets); and (b.) Guarantor shall have executed the Acknowledgment and Agreement by Guarantor set forth at the end of this Agreement.

5.1.13. Payment of All Fees and Lender Expenses. All fees and Lender Expenses required to be paid in connection with this Agreement shall have been paid.

5.1.14. Deed of Trust From Guarantor. Lender shall have received the Deed of Trust for the Real Property Collateral commonly known as **----------n/a----------**, which secures the obligations of **Guarantor** under the **Guaranty** and which shall be in **----------n/a----------** (**-----------n/a-----------**) priority against such Real Property Collateral.

5.1.15. Bailment Agreements; Waiver and Consents by Real Property Owner(s); Sales of Premises; Changes in Premises/Other Locations. Borrower shall execute and deliver, or cause to be executed and delivered to Lender such commercially reasonable agreements, documents, and instruments in form and substance reasonably acceptable to Lender, as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at the Premises/Other Locations, including without limitation, UCC-1 Financing Statements, Waivers and Consents by Real Property Owner(s), and/or bailment agreements. In the event that Borrower becomes aware of the pending or potential sale of the Premises, Borrower shall give Lender not less than thirty (30) days' notice of the sale or potential sale of the Premises by the owner thereof, whether the Premises are owned or leased by Borrower, so that Lender may obtain an executed Waiver and Consent from the new owner prior to title to the Premises having been transferred to the new owner of the Premises. The Inventory and Equipment shall not, at any time now or hereafter, be stored with a bailee, warehouseman, or similar party without Lender's prior written consent. Additionally, Borrower shall not open any new locations, whether a new Chief Executive Office or other operating facility or any new Other Locations, unless Borrower (a.) gives Lender thirty (30) days' prior written notice of the intended opening of any such new Chief Executive Office or Other Locations; and (b.) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments in form and substance acceptable to Lender, as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such Chief Executive Office or Other Locations, including without limitation, UCC-1 Financing Statements, Waiver and Consents by Real Property Owner(s), and/or bailment agreements.

5.1.16. Pre-Funding Audits. Lender shall have performed a pre-funding audit of Borrower's Accounts and Inventory, with results satisfactory to Lender.

5.1.17. Key Person Life Insurance. Lender shall have received an assignment of Borrower's interest in the key person insurance on the life of **----------n/a----------** in the amount of **-----n/a-----** **Dollars ($-----n/a-----)**.

5.1.18. Assignment of Insurance Claims. Lender shall have received an assignment of Borrower's claim against its insurance company in the sum of approximately **-----n/a-----** **Dollars ($-----n/a-----)**.

5.1.19. Payment to Old Lender; Termination of Old Lender's Security Interest. If applicable, Old Lender shall have been paid in full and Old Lender's Security Interest in any assets of Borrower and all Collateral shall have been terminated.

5.1.20. Control Agreements. Borrower shall execute, or cause to be executed, and Lender shall have received such control agreements, in form and substance satisfactory to Lender and its counsel, regarding Deposit Accounts, Investment Property, or such other Collateral as Lender may reasonably require.

5.1.21. Other Documents and Legal Matters. All other documents in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender and its counsel, including without limitation a Report of Assigned Accounts of Invoices and all procedural requirements, whether pursuant to a procedure manual or otherwise, shall have been met.

5.1.22. Payment of Deposits. All required Deposits shall have been paid to Lender, including the Good Faith Deposit and the Documentation Fee/Legal Deposit.

5.2. Conditions Precedent to All Advances. The items set forth below shall be conditions precedent to all Advances hereunder and under the Loan Documents.

5.2.1. Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of any Advance under this Agreement, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

5.2.2. No Event of Default. No Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of any Advance under this Agreement, nor shall either result from the making of such Advance.

5.2.3. No Injunction, etc. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of such Advance shall have been issued and remain in force by any governmental authority against Borrower, Lender, or any Affiliate.

5.2.4. Procedural Requirements. Borrower shall have submitted a Report of Assigned Accounts and followed such other procedures as Lender may require pursuant to a procedure manual or otherwise.

6. Basic Term; Termination; Prepayment Fee.

6.1. Basic Term. This Agreement will be effective upon the Closing Date, will continue in full force and effect for **twelve (- 12 -) months** thereafter (the "Basic Term"), and shall be further automatically extended, for successive periods equal to the term of the Basic Term (each, a "Renewal Term"), unless Borrower shall have given the Lender written notice of its intention to terminate (a "Termination Notice") at least thirty (30) days prior to the anniversary of each Basic Term anniversary, whereupon this Agreement shall terminate as of the date fixed in the Termination Notice. Notwithstanding any contrary provisions herein, Lender reserves the right to terminate this Agreement at its Sole Discretion upon giving thirty (30) days' prior written notice to Borrower pursuant to provisions of Section 15 hereof.

6.2. Termination; Payments Due upon Termination. Upon the termination of this Agreement whether pursuant to the provisions of Section 6 or due to the occurrence of an Event of Default pursuant to the provisions of Section 11, Borrower shall pay the Obligations to Lender. Upon payment in full in cash of the Obligations (other than contingent obligations), with no further Advances to be made under the Agreement, Lender shall at Borrower's sole cost and expense, release its lien in the Collateral and all rights therein shall revert to Borrower.

6.3. Prepayment Fee. If the Obligations are prepaid in full on a final basis prior to the end of the Basic Term or any Renewal Term, a "Prepayment" shall be deemed to have occurred. To the extent such Prepayment shall have occurred, Borrower shall pay to Lender a sum equal to the amount of (a.) the Cumulative Minimum Annual Interest Payment less interest paid during the Basic Term or any Renewal Term; or (b.) an amount equal to the Minimum Monthly Interest Payment times the number of months remaining in the Basic Term or Renewal Term, as applicable (the "Prepayment Fee"). In addition, Borrower shall also pay any prepayment penalties provided for in the Term Loan Documents or any other agreement with Lender. A Prepayment may be deemed to have occurred regardless of whether such payment or other reduction (a.) is voluntary or involuntary; (b.) is occasioned by Lender's acceleration of the Obligations or demand hereunder; (c.) is made by Borrower or other third party, including Guarantor; (d.) results from Lender's receipt or collection of proceeds of its Collateral, including insurance proceeds and condemnation awards; (e.) results from Lender's exercise of its right of setoff; and/or (f.) is made during an Insolvency Proceeding, or is made pursuant to any plan of reorganization or liquidation.

6.4. Acceleration of Other Obligations Upon Termination of this Agreement. Upon termination of this Agreement whether pursuant to Section 6 or due to the occurrence of a Material Event of Default pursuant to Section 11, the Obligations owed under the Term Loan Documents or any other Loan Documents shall be accelerated and shall be due, owing and payable in full at such time, including without limitation, all Lender Expenses.

6.5. Obligations and Rights Upon Termination. No termination of this Agreement shall relieve or discharge Borrower of any of Borrower's duties, Obligations, or covenants hereunder, including without limitation the obligation to continue to turn over sales information and invoices, and Lender's continuing Security Interests in the Collateral shall remain in effect until all Obligations (other than contingent obligations) have been fully and finally discharged and Lender's agreement to provide Advances hereunder is terminated.

7. Creation of Security Interest.

7.1. Grant of Security Interest. In order to secure the payment and performance in full of all of the Obligations, Borrower hereby grants to Lender a continuing Security Interest in the Collateral.

7.2. Express Authority of Lender to Execute and File UCC Financing Statement(s). Notwithstanding any provision hereof, Lender is hereby expressly authorized to execute, if necessary, and file on behalf of Borrower, UCC Financing Statement(s), including but not limited to corrections, amendments, and

modifications thereof, including, without limitation, the use of an abbreviated description of Collateral such as "All Assets of the Borrower" on any and all of the foregoing.

7.3. Delivery of Additional Loan Documents. At any time upon the reasonable request of Lender, Borrower shall hereby authorize the preparation and filing by Lender and/or shall execute and deliver to Lender all financing statements, continuation financing statements, control agreements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of Accounts, letters of authority, and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue the perfection of Lender's Security Interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the Loan Documents.

8. Representations and Warranties, and Covenants

8.1. Borrower's Representations, Warranties, and Covenants. So long as Borrower is indebted to Lender hereunder, Borrower warrants, represents, and agrees that except as disclosed in the Disclosure Schedule attached as **Addendum B** and consented thereto by Lender, the statements set forth herein are true and correct on the Closing Date and shall remain true and correct after the Closing Date until such time as Borrower notifies Lender to the contrary. Borrower shall immediately advise Lender if it learns that any such representation or warranty is untrue in any material respect.

8.1.1. Borrower Sole Owner of Collateral; Personal Property; First Priority Security Interest. All Collateral is (a.) solely owned by Borrower; (b.) shall remain personal property at all times except to the extent granted in connection with the pledge of Real Property Collateral; and (c.) all Security Interests against any Collateral given or caused to be given by Borrower to Lender are and will be first priority Security Interests thereon except for Permitted Liens.

8.1.2. No Other Liens. Borrower has good and indefeasible title to the Collateral and the Collateral is free and clear of all liens, encumbrances, Security Interests, and adverse claims or restrictions on transfer or pledge except: (a.) Permitted Liens; (b.) as disclosed in **Addendum B**; and (c.) all such liens, encumbrances, Security Interests, and adverse claims that have either previously or concurrently herewith, been consented to in writing by Lender.

8.1.3. Condition of Collateral; No Transfer of Collateral. The Collateral (a.) is kept in good condition and repair subject to normal wear and tear; (b.) is not subject to waste; and (c.) will not (except for (i.) sales of Inventory in the ordinary course of business; (ii.) the sale of obsolete equipment from time to time in the ordinary course of Borrower's business in an amount not to exceed the aggregate sum of **Twenty-five thousand and 00/100 Dollars ($25,000.00)** provided that all proceeds of such sale of obsolete equipment shall be remitted to Lender; and (iii.) licenses of Borrower's intellectual property in the ordinary course of Borrower's business) be sold, transferred, assigned or removed from the Premises/Other Locations without first obtaining Lender's prior written consent, which consent shall not be unreasonably withheld.

8.1.4. Facts, Figures and Representations True and Correct. All facts, figures, and representations given, or caused to be given, by Borrower to Lender in connection with the value of the Collateral or regarding each Advance or Account or pertaining to anything done under this Agreement shall to the best of Borrower's knowledge after reasonable inquiry, be true and correct as of the date given and if Borrower subsequently learns that any such facts, figures, or representations are materially or intentionally false, Borrower shall promptly so advise Lender.

8.1.5. Books and Records. Borrower's Books and records (a.) fully and accurately reflect all of Borrower's assets and liabilities (absolute and contingent); (b.) are kept in the ordinary course of business; and (c.) are in accordance with GAAP (subject, in the case of internally prepared interim financial statements, to the absence of footnotes and normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be materially adverse).

8.1.6. Fair Market Value of Collateral. The fair market value of the Collateral is, and shall at all times be, not less than (a.) the value carried on Borrower's financial statements (less normal depreciation caused by ordinary wear and tear); and (b.) as represented to Lender by Borrower.

8.1.7. Taxes. All taxes of any governmental or taxing authority due or payable by, or imposed or assessed against Borrower, have been paid and shall be paid in full before delinquency, subject only to Permitted Protests.

8.1.8. No Actions, Litigation, etc. Except as disclosed in writing by Borrower to Lender as reflected on the Disclosure Schedule attached hereto as **Addendum B**: (a.) there are no actions or proceedings pending by or against Borrower, Guarantor, or other Obligor before any court or administrative agency; and (b.) Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any Guarantor of the Obligations, except for (i.) ongoing collection matters in which Borrower is the plaintiff; and (ii.) matters arising after the date hereof that, if decided adversely to Borrower or Guarantor, would not (1.) materially impair the prospect of repayment of the Obligations; or (2.) materially impair the value or priority of Lender's Security Interests in the Collateral.

8.1.9. Legal Power and Authority. Borrower has the legal power and authority to enter into this Agreement and the Loan Documents and to perform and discharge Borrower's Obligations hereunder and under

the Loan Documents. The Persons signing this Agreement and the Loan Documents on behalf of Borrower are authorized to do so.

8.1.10. Payments on Accounts. At such time as Borrower submits any invoice that is being represented to constitute a Prime Account, to the best of Borrower's knowledge after due inquiry at such time and subject to Borrower's obligation to advise Lender at such time as it learns to the contrary, every payment falling due on Accounts assigned to Lender will be duly paid and received by Lender on or before the earlier of (a.) sixty (60) days from the due date of each invoice if the payment terms call for payments of thirty (30) days or less; and (b.) in any event, ninety (90) days from the date of each invoice.

8.1.11. Prime Accounts. All Accounts against which Borrower seeks Advances from Lender are now Prime Accounts and Borrower shall only seek Advances against Accounts if such Accounts are believed by Borrower to be Prime Accounts as defined above.

8.1.12. Eligible Inventory. All Inventory against which Borrower seeks Advances from Lender is and shall be Eligible Inventory as defined above, and Borrower shall only seek Advances against such Inventory if such Inventory is believed by Borrower to be Eligible Inventory as defined above.

8.1.13. Location of Inventory. Except as permitted herein, the Inventory is not and shall not be stored with a bailee, warehouseman, or similar party (without Lender's prior written consent and the execution by the bailee of a bailment agreement in form and content satisfactory to Lender) and is located and shall be located only at the Premises/Other Locations.

8.1.14. Inventory Records. Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

8.1.15. Location of Chief Executive Office; FEIN; Organizational Number. The Chief Executive Office of Borrower is located at the address set forth in the definition of Chief Executive Office. Borrower's Federal Employer Identification Number (the "FEIN") is **84-1625053** and the number assigned by **Utah** , the state of Borrower's organization, for Borrower's organizational identification number (the "Org ID") is **5396054-0142** .

8.1.16. Due Organization and Qualification. Borrower is a duly formed, organized, and existing corporation, limited liability company, limited partnership, general partnership, or other legal entity in good standing, qualified, and licensed to do business in the state of its incorporation or formation and in any other state where the failure to be so licensed or qualified could reasonably be expected to have a Material Adverse Change to the business, operations, conditions (financial or otherwise), or finances of Borrower, or on the value of the Collateral to Lender.

8.1.17. Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's By-laws and Articles, Certificate of Incorporation, Articles of Organization, Partnership Agreement, Trust Agreement, or Operating Agreement, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which its properties or assets may be bound.

8.1.18. Financial Statements Fairly Represent Borrower's Financial Condition; No Material Adverse Change in Financial Condition. All financial statements relating to Borrower or any Guarantor of the Obligations that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (subject, in the case of internally prepared interim financial statements, to the absence of footnotes and normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) and fairly present Borrower's (or such Guarantor's, as applicable) financial condition as of the date thereof and Borrower's (or such Guarantor's as applicable) results of operations for the period then ended. There has not been a Material Adverse Change in the financial condition of Borrower (or such Guarantor, as applicable) since the date of the latest financial statements submitted to Lender on or before the Closing Date.

8.1.19. Solvency. No transfer of property is being made by Borrower and no Obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either the present or future creditors of Borrower.

8.1.20. Environmental Condition. Except as disclosed in writing by Borrower to Lender, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Substances or Hazardous Wastes. None of the Premises of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any Environmental Laws as a disposal site for Hazardous Substances or Hazardous Wastes, or a candidate for closure pursuant to any Environmental Laws. No lien arising under any Environmental Laws has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Substances or Hazardous Wastes into the environment. Borrower is not using and neither Borrower nor to the best of Borrower's knowledge, any prior owner, occupant, or operator of the Premises has used Hazardous Substances or Hazardous Wastes at or upon, or in any way affecting, the Premises in any manner which violates or violated any Environmental Laws if such violation

could, individually or in the aggregate, reasonably be expected to have a Material Adverse Change with respect to any of the Premises or property of Borrower or to result in a Material Adverse Change

8.1.21. Filings and other Actions. Borrower shall timely make all filings and take other actions required under applicable law, including, but not limited to, applicable securities law.

8.2. Reliance by Lender; Cumulative Representations and Warranties. Each warranty and representation contained in this Agreement automatically shall be deemed repeated with each Advance made hereunder or any of the other Loan Documents and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Lender.

8.3. Agricultural Lien and Trust Issues.

8.3.1. Representations, Warranties, and Covenants Regarding Agricultural Lien Searches and Future Obligations. Prior to the execution of this Agreement, Borrower has conducted a search for any and all Agricultural Liens; or liens of any other nature which may have been received by Borrower or filed in the State of California or in any other state or jurisdiction in which Borrower conducts business within the last twelve (12) months against any of Borrower's assets to secure payment for agricultural services rendered, or for farm products, livestock, fish, poultry, or products derived therefrom, perishable agricultural commodities or other items purchased or received by Borrower. Borrower shall provide the results of said search to Lender prior to the execution of the **Loan and Security Agreement**. Further, based upon the results of such search, Borrower represents and warrants that it has (i) not, within the preceding twelve (12) months, received any Agricultural Liens under any state or federal statute, including, without limitation, the Agricultural Lien Laws or under any other statute, law, or security instrument; or (ii) to the extent such search disclosed the existence of any Agricultural Liens filed or received within the prior year, that Borrower has taken all steps necessary to promptly extinguish any such Agricultural Liens, including, without limitation, the payment of any amounts due such trust or lien claimant or secured creditor, and if applicable, notification to the appropriate officials that such Agricultural Liens has been satisfied, withdrawn or otherwise rendered nugatory.

8.3.2. Further Assurances Regarding Compliance with Agricultural Lien and Trust Laws. Borrower shall, during the term of this Agreement, take all other actions as may be required to ensure either that (i) any farm product, perishable agricultural commodity (in whatever form) or other food product is purchased free and clear of Agricultural Liens; or (ii) in the event any of Borrower's purchases are or become subject to an Agricultural Lien, Borrower shall promptly notify Lender of the discovery of any such Agricultural Lien, or its receipt of notice thereof. Borrower shall monitor and keep Lender fully and promptly advised of its receipt of any Agricultural Liens, and shall take all steps necessary to extinguish such Agricultural Liens, including, without limitation, the payment of any amounts due such trust or lien claimant or secured creditor, and if applicable, notification to the appropriate officials that such Agricultural Lien has been satisfied, withdrawn or otherwise rendered nugatory.

8.3.3. Representations, Warranties, and Covenants Regarding Compliance with Applicable Agricultural Lien and Trust Laws. Borrower represents and warrants that it is now, and shall remain at all times during the term of this Agreement, in compliance with all applicable provisions of Agricultural Lien Laws.

9. Affirmative Covenants. Borrower covenants and agrees that, so long as any ability to obtain Advances hereunder shall be available to Borrower and until full and final payment of the Obligations (other than contingent obligations), and unless Lender shall otherwise consent in writing, the following statements shall be true and Borrower shall do all of the actions set forth below.

9.1. Preserve Good Standing. Borrower shall do all things necessary to preserve its good standing as a **corporation** under the laws of the states where Borrower is authorized to do business, specifically the state(s) of ----------**n/a**----------, and under the laws of **Utah**, the state of its organization. Further, Borrower shall maintain the state of **Utah** as the state in which Borrower is organized or incorporated.

9.2. Preliminary Annual Financial Statements. Borrower shall provide to Lender, as soon as possible after the end of each fiscal year of Borrower, and in any event within sixty (60) days thereafter, preliminary year end financial statements, including but not limited to, the balance sheet and income statement for such year.

9.3. **Compiled** Annual Financial Statements. Borrower shall provide to Lender, as soon as possible after the end of each fiscal year but in any event within one hundred twenty (120) days of the end of Borrower's fiscal year:

9.3.1. a complete copy of Borrower's **compiled** financial statements, including but not limited to (i.) the management letter, if any; (ii.) the balance sheet as of the close of the fiscal year; and (iii.) the income statement for such year, together with a statement of cash flows, audited, reviewed, or compiled by a firm of independent certified public accountants of recognized standing and acceptable to Lender as set forth in Section 9.3 above, or if permitted by Lender in writing, by Borrower;

9.3.2. a statement certified by the chief financial officer of Borrower that Borrower is in compliance with all the terms, conditions, covenants, and warranties of this Agreement or if not so in compliance, providing a detailed explanation thereof; and

9.3.3. a complete copy of all filings required under securities law if Borrower is a publicly traded company.

9.4. Other Financial Statements. No later than thirty (30) days after the close of each month (each, an "Accounting Period"). Borrower shall provide to Lender Borrower's balance sheet as of the close of such Accounting Period and its income statement for that portion of the then current fiscal year through the end of such Accounting Period certified by Borrower's chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations. Borrower shall provide such additional financial information as Lender may from time to time reasonably request, either orally or in writing, each in form acceptable to Lender.

9.5. Tax Returns. Borrower shall provide to Lender copies of each of Borrower's federal income tax returns, and any amendments thereto and extensions thereof, within one hundred twenty (120) days after the end of Borrower's fiscal year or on such other dates as permitted by law.

9.6. Inventory Product Activity. Borrower shall provide to Lender a full, complete, and accurate summary of all Borrower's Inventory activity on a **Monthly** basis from Borrower within five (5) Business Days of the end of the prior period and on a monthly basis from any and all public warehouses within fifteen (15) Business Days of the end of the prior month.

9.7. Monthly Accounts Payable and Accounts Receivable Aging Reports. Borrower shall provide to Lender on a monthly basis a full, complete, and accurate accounts payable and accounts receivable aging reports within ten (10) Business Days of the end of the prior month.

9.8. Financial Statements from Guarantor. Borrower shall cause Guarantor to, on a regular basis as determined by Lender, but not less than annually, provide Lender with a financial statement that fairly presents Guarantor's financial condition as of the date thereof, with such financial statements to satisfy the requirements of Section 8.1.18, and otherwise be in form acceptable to Lender.

9.9. Accounting System. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral that contain information as from time to time may be reasonably requested by Lender. Borrower also shall keep proper books of account showing all sales, claims, and allowances on its Inventory.

9.10. Designation of Inventory. Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to Lender a written designation of Inventory specifying Borrower's cost and the wholesale market value of Borrower's raw materials, work in process, and finished goods, and further specifying such other information as Lender may reasonably request.

9.11. Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid subject to Permitted Protests, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period subject to Permitted Protests. Subject to Permitted Protests, Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates and/or payroll and other tax receipts attesting to the payment thereof or deposit with respect thereto. Borrower shall make timely payment or deposit of all payroll and other employment related tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

9.12. Insurance. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation. Additionally, Borrower shall maintain Workers' Compensation Insurance coverage for all employees as required by law.

9.13. Lender as Loss Payee. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Lender. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement or comparable endorsement, or an equivalent endorsement in a form satisfactory to Lender, showing Lender as additional loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least thirty (30) days' prior written notice to Lender before canceling its policy for any reason. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Lender to be applied on account of the Obligations.

9.14. No Setoffs or Counterclaims. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

9.15. Location of Collateral, Inventory, and Equipment. Borrower shall keep the Collateral, including, but not limited to Inventory and Equipment, only at the Premises and any Other Locations at which any Collateral is stored (assuming bailment agreement(s) in form and content satisfactory to Lender have been signed in favor of Lender) in the following state(s): **Utah** (in the singular or the plural, the "Collateral State"); provided, however, that with the prior written consent of Lender, Borrower may change the locations of the Collateral, including Inventory and Equipment after sending written notice to Lender not less than thirty (30) days prior to the date on which the Collateral, including but not limited to Inventory and Equipment is to be moved to such new location, provided (a.) such new location is within the continental United States; and (b.) at the time of giving such

written notification, Borrower authorizes (i.) the filing of or provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's Security Interest in such assets: and (ii.) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its Security Interest in the Collateral, including but not limited to Inventory and Equipment, at such location, with such agreements, documents, and instruments to be in form and substance satisfactory to Lender.

9.16. Control of Collateral. At the request of Lender, Borrower shall cooperate with Lender in obtaining possession of any Collateral, in those instances in which Lender chooses to perfect its Security Interest in such Collateral by possession in addition to the filing of a financing statement. At the request of Lender, Borrower shall cooperate with Lender in obtaining control with respect to Collateral consisting of Deposit Accounts, Financial Assets, including without limitation, Investment Property, Letter of Credit Rights, and Electronic Chattel Paper.

9.17. Commercial Tort Claim. If Borrower has or should in the future acquire a commercial tort claim, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a Security Interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

9.18. Leases. Borrower shall pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a permitted protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Lender shall be entitled, in its Sole Discretion, and without the necessity of declaring an Event of Default, to reserve an amount equal to such unpaid amounts from the loan available to Borrower.

9.19. Change in Name. Borrower shall give Lender written notice immediately upon forming an intention to change its name, form, jurisdiction of business organization, FEIN, or Org ID, but in any event not less than thirty (30) days prior to effecting such change, and Borrower shall not make such change without first inquiring of Lender what actions Lender may require as a result of the contemplated change. Borrower shall take such actions, including, but not limited to, executing such documents as Lender may reasonably require as a result of such change.

9.20. Inspection. Upon reasonable advance notice by Lender to Borrower, Borrower shall permit Lender or any representatives thereof, during usual business hours, to periodically: (a.) have access to all Premises/Other Locations where any Collateral is located for the purposes of inspecting (and removing, if after the occurrence and during the continuance of an Event of Default) any of the Collateral, including Borrower's Books; and (b.) permit Lender or its designees to inspect, audit, make copies of, and make extracts from Borrower's Books as Lender may request. No such advance notice shall be required after the occurrence and during the continuance of an Event of Default or if Lender reasonably suspects that an Event of Default may have occurred. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in its possession relating to Borrower whether verbally, in writing (by record or authenticated record) or otherwise.

9.21. Employee Retirement Income Security Act. To the extent applicable, Borrower shall comply with all provisions of the Employee Retirement Income Security Act of 1974, and any successor statute, all as amended from time to time ("ERISA"), including regulations promulgated thereunder and interpretations published regarding same.

9.22. Environmental Issues. Borrower shall comply with the affirmative covenants set forth below with respect to environmental issues.

9.22.1. Borrower shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other communications from the EPA or any other governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with the handling, transporting, transferring, disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the environment resulting in damage to the environment, fish, shellfish, wildlife, biota and any other natural resource;

9.22.2. Borrower shall furnish to Lender promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice of or other communication concerning the filing of a lien upon, against or in connection with Borrower, the Collateral or Borrower's real property by the EPA or any other governmental agency or instrumentality authorized to file such a lien pursuant to an environmental protection statute in connection with a fund to pay for damages and/or cleanup and/or removal costs arising from the intentional or unintentional action or omission of Borrower resulting from the disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the environment;

9.22.3. Borrower shall furnish to Lender promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice, directive, letter or other communication from the EPA or any other governmental agency or instrumentality acting under the authority of an Environmental Law indicating that all or any portion of the Borrower's property or assets have been listed and/or that Borrower has been deemed by such agency to be the owner and operator of the facility that has failed to furnish to the EPA or other authorized governmental agency or instrumentality, all the information required by the RCRA, CERCLA, SARA, or other applicable Environmental Laws; and

9.22.4. Borrower shall furnish to Lender promptly and in no event more than thirty (30) days after the filing thereof with the EPA or other governmental agency or instrumentality authorized as such pursuant to an environmental protection statute, copies of any and all information reports filed with such agency or instrumentality in connection with Borrower's compliance with RCRA, CERCLA, SARA, or other applicable Environmental Laws.

9.22.5. Compliance with Environmental Laws. Borrower shall require and use all commercially reasonable efforts to ensure compliance by all operators and occupants of the Premises with all applicable Environmental Laws.

9.22.6. Indemnification Regarding Environmental Laws. Borrower hereby agrees to defend, indemnify, save, and hold Lender and its officers, employees, and agents harmless against all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to any breach of the Environmental Laws and any discharges or releases by Borrower or its agents of Hazardous Substances or Hazardous Wastes into the environment from or about the Premises, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous substances or Hazardous Wastes or the clean-up or other remediation thereof, and all losses (including without limitation reasonable Attorneys' Fees and legal and other costs and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff) in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential thereto; provided, however, that no such indemnification shall apply with respect to any liability directly arising out of the gross negligence or willful misconduct on the part of Lender or any of its officers, employees and agents in connection with Hazardous Wastes or Hazardous Substances.

9.23. Reaffirmation and Continuing Nature of Representations, Warranties, and Covenants. The foregoing representations, warranties, and covenants shall be of a continuing nature. To the extent that they constitute obligations to indemnify or similar continuing obligations, they shall survive the termination of this Agreement and full payment and performance of the Obligations. Such representations, warranties, and covenants shall also be deemed to have been repeated whenever Borrower makes a request for an Advance.

10. Negative Covenants. Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment and performance of the Obligations (other than contingent obligations), Borrower will not act or take any of the actions set forth herein, without Lender's prior written consent.

10.1. Returns; Allowances and Credits. Borrower shall not accept any returns or grant any allowances or credits to Account Debtors without notifying Lender at the time any credit is issued. Such notification may be made by way of the submission by Borrower of its usual reports to Lender in the event of returns, allowances, or credits provided they are (a.) in the ordinary course of Borrower's business; and (b.) not in material amounts.

10.2. Credit Limit. Borrower shall not borrow any funds from any third party in an amount in excess of **Twenty-five thousand and 00/100 Dollars ($25,000.00)** without Lender's prior written consent, which consent shall not be unreasonably denied. The foregoing credit limit shall not include (a.) accounts payable owed by Borrower to its trade debt in the ordinary course of Borrower's business; (b.) Permitted Indebtedness; or (c.) debt secured by Permitted Liens.

10.3. Indebtedness. Except as permitted by Section 10.2, Borrower shall not create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness except Permitted Indebtedness.

10.4. Liens. Borrower shall not create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral or its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced and provided that the replacement liens secure only those assets or property that secured the original Indebtedness).

10.5. Restrictions on Fundamental Changes. Borrower shall not enter into any change of ownership, acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, license, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.

10.6. Extraordinary Transactions and Disposal of Assets. Borrower shall not enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, license, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's properties or assets (other than sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted) except as permitted by this Agreement or the Loan Documents. Nothing herein shall prohibit Borrower from disposing of worthless or obsolete assets from time to time in the ordinary course of Borrower's business provided that (a.) Borrower shall notify Lender prior to doing so if Borrower is disposing of assets valued at or having a cost greater than **Twenty-five thousand and 00/100 Dollars ($25,000.00)**; (b.) Lender shall receive all of the proceeds from any sale of such worthless or obsolete assets (which proceeds Lender shall apply toward the repayment of the Obligations); and (c.) such assets shall not include Borrower's customer list or any portion thereof.

10.7. Change Name. Borrower shall not change Borrower's name, FEIN, business structure, or identity, or add any new fictitious name. To that effect, Borrower shall not do business under any name other than **SIMPLE PRODUCTS Corporation**, Borrower's correct legal name, unless Borrower has provided to Lender evidence that it has taken such legal steps required with respect to fictitious or assumed names under the applicable laws of the jurisdictions in which Borrower is located and/or does business. Lender has received acceptable documentation indicating that Borrower will be doing business under the following additional name(s):

FUNPAK PROMOTIONAL PRODUCTS

10.8. Guarantee. Borrower shall not guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

10.9. Restructure. Borrower shall not make any change in Borrower's financial structure, the principal nature of Borrower's business operations, or the date of the ending of its fiscal year without Lender's prior written consent, which consent shall not be unreasonably withheld.

10.10. Consignments. Borrower shall not consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

10.11. Distributions. Borrower shall not make any distribution or declare or pay any dividends (whether in cash or stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding, except as consented to in writing by Lender, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if Borrower is a Subchapter S corporation or other pass through entity for income tax purposes, Borrower may make distributions to its shareholders or members (as applicable) for their use to pay taxes owed by them as a consequence of the income of Borrower attributed to such shareholders or members (as applicable) as long as no Event of Default has occurred and is continuing.

10.12. Accounting Methods. Borrower shall not modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

10.13. Investments. Borrower shall not directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, or capital contribution to, any Person without Lender's prior written consent, which consent shall not be unreasonably withheld.

10.14. Transactions With Affiliates. Except as disclosed in **Addendum B**, Borrower shall not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in arm's length transaction with a non-Affiliate.

10.15. Suspension. Borrower shall not suspend or go out of a substantial portion of its business.

10.16. Use of Proceeds. Borrower shall not use the proceeds of the Advances made hereunder for any purpose other than to, on the Closing Date, repay in full the outstanding principal, accrued interest, and accrued fees and/or expenses owing the Old Lender, if there is any sum owing to any Old Lender, and to pay transactional Lender Expenses incurred in connection with this Agreement. Thereafter, Borrower shall use the proceeds of the Advances made hereunder for any purpose consistent with the terms and conditions hereof, for its lawful and permitted business purpose, but subject to the terms and conditions of this Agreement.

10.17. Change in Location of Chief Executive Office / Other Locations; Collateral and Third Party Control. Borrower covenants and agrees that it will not, without giving thirty (30) days' prior written notification to Lender, relocate its Chief Executive Office to a new location or add or change any Other Locations. Further, Borrower agrees that at the time of such written notification, Borrower shall provide Lender any financing statements or fixture filings necessary to perfect and continue Lender's perfected Security Interests in the Collateral and authorize Lender to file same. In addition, Borrower agrees that it will not at any time store the Collateral with any bailee or warehouseman or in a third party owned facility without providing the Lender with a bailment agreement between Lender and bailee or a waiver and consent by landlord, each in form and substance satisfactory to Lender.

10.18. Hazardous Substances or Hazardous Waste. Borrower shall not permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce, or process Hazardous Substances or Hazardous Wastes, except in compliance with all applicable Environmental Laws.

10.19. Management. If Borrower's CEO, CFO or Controller should no longer be employed or should die or become disabled such that such officer would not be able to continue to act in its capacity as an officer, (a "Material Management Change"), Borrower shall (a.) so notify Lender within five (5) Business Days of such Material Management Change; and (b.) to(i.) replace such CEO, CFO or Controller with a CEO, CFO or Controller satisfactory to Lender within six (6) weeks of the Material Management Change; and(ii.) so advise Lender,

provided, that in the event of conflict between the terms of this Section 10.19 and the terms of any validity agreement, support agreement or any other agreement provided by any such officer, the terms of any such validity, support or other agreement shall govern.

11. Events Of Default. Any one or more of the events set forth below shall constitute a "Material Event of Default" under this Agreement and the Loan Documents.

11.1. Failure to Pay. Borrower or any Obligor fails to pay when due and payable or when declared due and payable, any portion of the Obligations whether of principal, interest, (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting the Obligations.

11.2. Failure to Perform. Borrower or any Obligor fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement, any of the Loan Documents, or in any other present or future agreement between Borrower and Lender.

11.3. Material Adverse Change. A Material Adverse Change has occurred without being cured.

11.4. Writ. Any of Borrower's or any Obligor's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person.

11.5. Insolvency Proceeding. An Insolvency Proceeding is commenced by or against Borrower or any Obligor without being dismissed in sixty (60) days; provided, however, that upon the filing of an Insolvency Proceeding by or against Borrower, Lender shall have no obligation to advance funds to Borrower and may seek relief from stay or to prohibit use of cash collateral or such other protection as Lender deems reasonably necessary under the circumstances without being dismissed in sixty (60) days; provided, however, that Lender may take such immediate actions permitted under the Loan Documents or applicable law that Lender believes are required under the circumstances to prevent or avoid prejudice to Lender, including but not limited to seeking court orders granting relief from the automatic stay or prohibiting the use of cash collateral, and Lender shall not be required to continue to made advances under the Agreement absent a stipulation on terms and conditions satisfactory to Lender and approved by the bankruptcy court.

11.6. Injunction Against Doing Business. Borrower or any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

11.7. Notice of Lien or Levy. (a.) A notice of lien, levy, or assessment is filed of record with respect to any of Borrower's or any Obligor's properties or assets by the government of the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency; or (b.) any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof.

11.8. Judgment Lien. A judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower or any Obligor's properties or assets.

11.9. Material Third Party Agreements. Borrower or any Obligor defaults on any material agreement to which Borrower or such Obligor is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Borrower's or such Obligor's obligations thereunder, or any material agreement to which Borrower or any Obligor is a party is cancelled, matures or terminates, and which default, cancellation, maturity or termination would have a material negative effect on Borrower's or such Obligor's business in Lender's reasonable business judgment.

11.10. Prohibited Payment on Subordination Agreement. Borrower makes any payment on account of Indebtedness that has been subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness.

11.11. Misstatement or Misrepresentation. Any material or intentional misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any Obligor or any officer, employee, agent, or director of Borrower or any Obligor, or any such warranty or representation is withdrawn.

11.12. Limitation or Termination of Guaranties, Validity Agreements, etc. (a.) The obligation of any Guarantor or other third Person under the Guaranty, any validity agreement, or any of the other Loan Documents is limited or terminated by operation of law or by the Guarantor or other third Person thereunder; (b.) any such Guarantor or other third Person becomes the subject of an Insolvency Proceeding; or (c.) the termination, lapse, or ineffectiveness of any UCC Financing Statement filed in connection with or related to any collateral pledged in support of the Guaranty or any other Loan Documents.

11.13. Prospect of Payment Materially Impaired. Lender shall reasonably believe in good faith and in light of all the facts and circumstances that the prospect of (a.) payment of the Loans; or (b.) the performance of any of Borrower's material Obligations is materially impaired.

11.14. Termination, Lapse, or Ineffectiveness of UCC Filing. The termination, lapse of, or ineffectiveness of any UCC Financing Statement filed in connection with or related to any Collateral granted pursuant to this Agreement or any of the other Loan Documents unless due to the failure of Lender to file a

continuation statement; provided, however that it shall be an Event of Default if Borrower does not take such steps as Lender may reasonably request to assist Lender in correcting such terminated, lapsed or ineffective UCC filing.

11.15. Violation of any Environmental Law. (a.) The failure by Borrower to comply with each, every and all of the requirements of RCRA, CERCLA, SARA, or any other applicable Environmental Law on Borrower's property; (b.) the receipt by Borrower of a notice from the EPA or any other governmental agency or instrumentality acting under the authority of any Environmental Law, indicating that a lien has been filed against any of the Collateral, or any of Borrower's other property by the EPA or any other governmental agency or instrumentality in connection with a fund as a result of damage arising from an intentional or unintentional action or omission by Borrower resulting from the disposal, releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the environment; and (c.) any other event or condition exists which might reasonably be expected, in the good faith opinion of Lender, under applicable environmental protection statutes, to have a material adverse effect on the financial or operational condition of Borrower or the value of all or any material part of the Collateral or other property of Borrower.

11.16. Failure to Obtain a Waiver and Consent from Owner or Bailment Agreement After Change in Chief Executive Office / Other Locations. If Lender shall not be not provided with a waiver and consent from the owner of the Chief Executive Office or a bailment agreement from the owner or operator of any new Other Location following a change in (a.) the location of Borrower's Chief Executive Office or Other Locations; or (b.) the ownership of the Chief Executive Office or Other Locations.

11.17. Fraud, Defalcation or Conversion. If Borrower shall have engaged in any fraud, defalcation or conversion.

11.18. Failure to Cure a Breach or Default After Notice. Any breach or default under this Agreement (other than the specific Material Events of Default above), the Loan Documents or any other present or future agreement between Borrower and Lender shall become a Material Event of Default if Borrower has not cured said breach or default within the time period specified by Lender in its Sole Discretion in any notice of default, which time period shall depend upon the facts and circumstances then in effect.

12. Lender's Rights and Remedies Upon Default. Borrower and Lender have agreed to the terms set forth below with respect to the rights and remedies of Lender upon the occurrence of a breach or default hereunder or under the Loan Documents.

12.1. Rights and Remedies. Upon the occurrence, and during the continuation, of a Material Event of Default, Lender may, at its election, without notice of its election and without demand, take any one or more of the actions set forth below, all of which are authorized by Borrower.

12.1.1. Accelerate Obligations. Lender may declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

12.1.2. Cease Making Advances.. Lender may cease making Advances or extending credit to or for the benefit of Borrower under this Agreement, the Loan Documents, or any other agreement between Borrower and Lender.

12.1.3. Terminate This Agreement. Lender may terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and Security Interests in the Collateral and without affecting the Obligations.

12.1.4. Settle or Adjust Disputes. Lender may settle or adjust disputes and claims directly with Account Debtors to the Accounts for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses incurred or expended in connection therewith.

12.1.5. Returned Inventory. Lender may cause Borrower to hold (a.) all returned Inventory in trust for Lender; (b.) segregate all returned Inventory from all other property of Borrower or in Borrower's possession; and (c.) conspicuously label said returned Inventory as being the Collateral of Lender.

12.1.6. Make Payment; Take Action. Lender may, without notice to or demand upon Borrower, Guarantor, or other guarantor, make such payments and take such actions as Lender considers necessary or reasonable to protect its Security Interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the Premises/Other Locations where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Lender's determination appears to conflict with its Security Interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned Premises, Borrower hereby grants Lender a license to enter into possession of such Premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein or in any of the other Loan Documents, at law, in equity, or otherwise.

12.1.7. Setoff. Lender may, without notice to Borrower (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of an Obligation (within the meaning of §§ 9620 and 9621 of the Code, as such sections may be amended and/or re-numbered from time to time), set off and apply to the Obligations any and all (a.) balances and deposits of Borrower held by Lender (including any amounts received

in the Lender's Account); or (b.) the Obligations at any time owing to or for the credit or the account of Borrower held by Lender.

12.1.8. Hold Monies. Lender may hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Lender's Account and Collateral Control Account(s), to secure the full and final repayment of all of the Obligations.

12.1.9. Deal with Collateral. Lender may collect, ship, reclaim, recover, store, finish, maintain, repair, dispose of, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

12.1.10. Sell Collateral. Lender may sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's Premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale.

12.1.11. Notice of Disposition of Collateral. Lender shall give notice of the disposition of the Collateral as follows:

12.1.11.1. Lender shall give Borrower and each holder of a Security Interest in the Collateral which has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

12.1.11.2. the notice shall be personally delivered or mailed, postage prepaid, to Borrower at the address set forth herein, giving such notice as may be reasonable under the circumstance of (a.) the date fixed for the sale; or (b.) before the date on or after which the private sale or other disposition is to be made; except that no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower, Guarantor, or secured creditors reflected in a UCC search claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender or as is reflected in such UCC search as the case may be; and

12.1.11.3. if the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one (1) time giving such notice as may be reasonable under the circumstances before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

12.1.12. Credit Bid. Lender may credit bid and purchase any and all of the Collateral at any public sale.

12.1.13. Deficiency; Excess. Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately to Lender by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

12.2. Remedies Cumulative. Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all Collateral for any credit accommodation from Lender under this Agreement or any other Loan Document and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with each of the Loan Documents or as accorded by Lender, may be reasonably exercised at any time by Lender and from time to time after the occurrence and during the continuance of a Material Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

13. Taxes and Lender Expenses.

13.1. Actions to Protect Lender. If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement (in each case, except for payments subject to Permitted Protests), then, to the extent that Lender determines in its good faith reasonable business judgment that such failure by Borrower could have a Material Adverse Change with respect to Lender's interests in the Collateral, in its Sole Discretion and without prior notice except as provided in the Loan Documents (except that Lender shall use its best efforts to give two (2) days' notice to Borrower without incurring any liability for failure to do so), Lender may do any or all of the following: (a.) set up such reserves in Borrower's loan account and comply with any condition as Lender reasonably deems necessary to protect Lender from the exposure created by such failure; (b.) qualify Borrower in any state to collect Accounts; (c.) obtain and maintain insurance policies of the type described herein; and (d.) take any action with respect to such policies as Lender reasonably deems prudent. Any such amounts paid by Lender shall be at Borrower's expense and shall constitute Lender Expenses. Any such payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, Security Interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Such Lender's

Expenses may be charged to Borrower's account and if not charged or paid prior to such time, shall be charged upon termination.

13.2. Lender May Obtain Insurance to Protect its Interest Upon Borrower's Failure to Provide Insurance. Unless Borrower provides Lender with evidence of the insurance coverage as required by this Agreement, Lender may purchase such insurance at Borrower's expense to protect Lender's interest. This insurance may, but need not, also protect Borrower's interest. If any Collateral becomes damaged, the insurance coverage that Lender purchases may not pay any claim Borrower makes or any claim made against Borrower. Borrower may later cancel this coverage after providing evidence that Borrower has obtained property coverage elsewhere.

13.3. Costs of Insurance. Borrower is responsible for the cost of any insurance purchased by Lender, which shall constitute a Lender Expense. The cost of obtaining this insurance may be added to Borrower's loan balance. If the cost is added to Borrower's loan balance, interest at the Rate set forth in Section 2.2.1 will apply to this added amount. The effective date of coverage may be the date on which Borrower's prior coverage lapsed or the date Borrower failed to provide proof of coverage.

13.4. Disclosure Regarding Lender Obtained Insurance. The insurance coverage that Lender purchases may be considerably more expensive than the insurance coverage that Borrower could obtain and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

14. Waivers; Indemnification.

14.1. Waivers of Demand, Protest, etc. Except as expressly provided in the Agreement or the other Loan Documents, Borrower hereby waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of Accounts, Documents, Instruments, Chattel Paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

14.2. No Liability of Lender Re: Collateral. Lender shall not in any way or manner be liable or responsible for (a.) the safekeeping of the Collateral; (b.) any loss or damage thereto occurring or arising in any manner or fashion from any cause; or (c.) any diminution in the value thereof; or any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

14.3. Indemnification. Borrower hereby agrees to indemnify Lender, any Affiliate thereof, and its directors, officers, employees, agents, counsel, and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever, including Attorneys' Fees, Lender Expenses, the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

14.4. No Liability for Failure to Make Advances. Borrower hereby agrees Lender shall not be liable or responsible for any failure to make Advances (a.) if in Lender's Sole Discretion Lender reasonably believes in light of all of the facts and circumstances that Borrower is not entitled to receive such Advances; (b.) due to any accounting or administrative errors made by Lender provided that such errors are not in bad faith; or (c.) due to any other failure by Lender unless the same arises directly from Lender's gross negligence or willful misconduct.

14.5. Best Efforts by Lender to Give Notice of Default. Lender agrees to use its best efforts to give Borrower prompt written notice of any default or Event of Default or alleged default by Borrower promptly after Lender has made the determination that it intends to exercise its rights and remedies as Lender; provided, however, that there shall be no obligation on the part of Lender to give any notice in the event of any fraud, defalcation, or conversion on the part of Borrower.

15. Notices. Unless otherwise provided in this Agreement or hereinbelow, all notices or demands by any party relating to this Agreement or any of the other Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) may be made, and deemed to be given, as follows: a) if delivered in person or by courier (overnight or otherwise), on the date when it is delivered; b) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or c) if sent by certified or registered mail or the equivalent, on the earlier of the date such mail is actually delivered or three (3) days after deposit thereof in the mail, unless the date of actual delivery or such date 3 days after deposit thereof in the mail (as applicable) is not a Business Day in which case such communication shall be deemed given and effective on the first following Business Day. Any such notice or communication given pursuant to this Agreement or any of the Loan Documents shall be addressed to the intended recipient at its address or number specified as follows:

If to Borrower:	**SIMPLE PRODUCTS Corporation**	
	138 East 12300 South, Suite C-165, Draper, Utah 84020	
Attn:	**Brian B. Christensen , President & CEO**	
Telephone No.:	**(801) 553-8886**	
Facsimile No.:	**(801) 553-8887**	
If to Lender:	**BFI Business Finance**	
	851 East Hamilton Avenue, 2nd Floor, Campbell, California 95008	
Attn:	**David Drogos, President**	
Telephone No.:	**(408) 369-4000**	
Facsimile No.:	**(408) 369-4018 / (408) 369-4056**	

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Notwithstanding anything to the contrary in the foregoing, Borrower acknowledges and agrees that notices sent by Lender in connection with §§ 9610, 9611, 9612, 9613, 9614, 9615, 9617, 9618, 9620, 9621, or 9624 of the Code and any other references to the disposition of collateral under the Code, all as such sections may be amended and/or re-numbered from time to time, shall be deemed sent when: (a) delivered in person or by courier (overnight or otherwise), (b) deposited in the mail, or (c) transmitted by facsimile.

16. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California, without giving effect to conflicts of law principles.

17. Venue. The parties hereby agree that (a.) this Agreement is entered into and that Borrower's performance to Lender occurs at Campbell, California; and (b.) all actions or proceedings arising in connection with this Agreement and/or the Loan Documents shall be tried and litigated only in the State and Federal courts located in the County of Santa Clara, State of California or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Each of Borrower and Lender waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

18. JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure § 638 as such sections may be amended and/or re-numbered from time to time (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive as such sections may be amended and/or re-numbered from time to time. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery that shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this section shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

19. Destruction of Borrower's Documents. All documents, schedules, invoices, agings, or other papers delivered to Lender, other than Borrower's Books or Collateral, may be destroyed or otherwise disposed of by Lender four (4) months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

20. Revocation of Borrower's Right to Sell Inventory Free and Clear of Lender's Security Interest. Lender may, upon the occurrence and during the continuance of an Event of Default, revoke Borrower's right to sell Inventory free and clear of Lender's Security Interest therein.

21. Third Party Debt. If Borrower owes money to any third party (the "Third Party Debt") which is also a borrower or other obligor of Lender (the "Third Party Debtor"), Lender may at its option to protect the interests of Lender, advance sums in the amount of the Third Party Debt under the Agreement and pay directly to the Third Party Debtor the amount of the Third Party Debt.

22. Disclaimer for Negligence. Lender shall not be liable for any claims, demands, losses, or damages made, claimed, or suffered by Borrower, except to the extent such claims, demands, losses, or damages are caused directly by Lender's gross negligence or willful misconduct.

23. Limitation of Damages. Lender shall not be responsible for any lost profits or indirect, special, or consequential damages from Borrower arising from any breach of contract, tort (excluding Lender's gross negligence or willful misconduct), or any other wrong arising from the establishment, administration, or collection of the Obligations. In no event shall Lender be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Lender's reasonable control or for indirect, special or consequential damages.

24. Multiple Borrowers. If there is more than one Borrower as of the Closing Date or thereafter, the following provisions shall apply:

24.1. Waiver of Subrogation, etc. Each Borrower hereby waives its rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Borrower by reason of §§ 2787 to 2855 inclusive, of the California Civil Code.

24.2. Waiver with Respect to Real Property Collateral. Each Borrower hereby waives all rights and defenses it may have if any agreement with Lender is secured by real property. This means, among other things: (a.) Lender may collect from any Borrower without first foreclosing on any real or personal property Collateral pledged by Borrower; and (b.) if Lender forecloses on any Real Property Collateral pledged by any Borrower: (i.) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price; and (ii.) Lender may collect from any Borrower even if Lender, by foreclosing on the Real Property Collateral, has destroyed any right any Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because Borrower's debt is secured by Real Property Collateral. These rights and defenses include, but are not limited to, any rights or defenses based upon §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

24.3. Waiver of Rights and Remedies Based on Election of Remedies. Each Borrower hereby waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Borrower's rights of subrogation and reimbursement against the principal by the operation of § 580d of the California Code of Civil Procedure or otherwise, and each Borrower further waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of §§ 3116, 3118, 3119, 3419, 3605, 9504, 9610, 9611, 9612, 9613, 9614, 9615, 9617, 9618, 9620, 9621, 9624, 9625, or 9627 of the Code.

24.4. Acknowledgment of Joint and Several Liability by Each Borrower. Each Borrower hereby agrees that it is jointly and severally, directly, and primarily liable to Lender for payment and performance in full of all duties, obligations, and liabilities under this Agreement and each other document, instrument, and agreement entered into by any Borrower with or in favor of Lender in connection herewith, and that such liability is independent of the duties, obligations, and liabilities of any other Borrower or any Guarantor of the Obligations, as applicable. Except as specifically otherwise provided, each reference herein to Borrower shall mean each and every Borrower that is a party hereto, individually and collectively, jointly and severally.

25. General Provisions.

25.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender, with the acknowledgment and agreement portion executed by each Guarantor.

25.2. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Lender, and any prohibited assignment shall be void ab initio. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents executed herewith or hereafter. In connection therewith, Lender may, subject to the requirements of Section 29, disclose all documents and information that Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, Borrower or its business, any Obligor or the business of any Obligor, or any Collateral.

25.3. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

25.4. Interpretation. This Agreement, all the Loan Documents, and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective

attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code §1654, as such sections may be amended and/or re-numbered from time to time.

25.5. Severability of Provisions. In the event that any one or more of the provisions contained in this Agreement shall be for any reason held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties agree to replace any invalid provision with a valid provision, which most closely approximates the intent and economic effect of the invalid provision.

25.6. Amendments in Writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but may only be by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

25.7. Waiver or Delay by Lender to Exercise Rights. No failure by Lender to exercise and no delay by Lender in exercising any right, power, or remedy hereunder or under any of the other Loan Documents shall impair any right, power, or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Lender of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Lender would otherwise have. Any waiver, permit, consent, or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

25.8. Survival. All representations, warranties, and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.

25.9. Continuing Obligations. No termination of this Agreement or any other Loan Document shall relieve or discharge Borrower of its respective duties, obligations and covenants until all of Borrower's Obligations (other than contingent obligations) under this Agreement and the other Loan Documents, other than contingent obligations, have been fully and finally discharged and paid, and Lender's continuing Security Interest in the Collateral and the rights and remedies of Lender hereunder, under the other Loan Documents and applicable law and procedures established by Lender in connection with its lending operations from time to time, whether pursuant to a procedure manual or otherwise, shall remain in effect until all such Obligations (other than contingent obligations), other than contingent obligations, have been fully and finally discharged and paid.

25.10. Further Assurances. Borrower shall execute such other and further documents and instruments and take such other actions as Lender may reasonably request to implement the provisions of this Agreement and to perfect and protect the Security Interests and other rights and remedies of Lender contemplated by the Loan Documents or granted hereafter.

25.11. Counterparts; Telefacsimile Execution. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. This Agreement, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a "pdf" file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Agreement.

25.12. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower, any Guarantor, or other Obligor or the transfer by either or both of such parties to Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (individually or collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and Attorneys' Fees of Lender related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

25.13. Supplementary Terms. The terms and conditions of the Loan Documents shall supplement the terms hereof, except to the extent otherwise specifically provided herein.

25.14. Integration. This Agreement, together with the Loan Documents, embodies the entire agreement and understanding among and between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject

matter hereof. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement or the Loan Documents. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement or the Loan Documents.

25.15. Conflicts With Other Agreements. Unless otherwise expressly stated in the Loan Documents or any other agreement between Lender and Borrower, if a conflict exists between the provisions of this Agreement and the provisions of or the Loan Documents or such other agreement, the provisions of this Agreement shall control.

25.16. Term Loan Documents Executed Concurrently Herewith, If Any. Concurrently with the execution of this Agreement or hereafter, Borrower may be executing an Equipment Security Agreement or other applicable security agreement and a Secured Promissory Note (the "Term Loan") and related documents (collectively, the "Term Loan Documents").

26. Cross Collateral. Any Collateral pledged to Lender to secure any obligation of Borrower shall also secure any other obligation of Borrower to Lender; provided, however, that any Real Property Collateral pledged to secure any obligation of Borrower shall only secure any other obligation of Borrower if Lender specifically so agrees in writing.

27. Cross-Payment; Right to Reserve. Lender may, in its Sole Discretion, make Advances under one loan to make any payments due from Borrower to Lender under any other loan. Lender may also, in its Sole Discretion, reserve under one loan from Borrower for amounts due under any other loan from Borrower.

28. Cross-Defaults. An Event of Default under this Agreement shall be an Event of Default under each of the Loan Documents, and vice versa.

29. Confidentiality. In handling any proprietary information of Borrower marked or otherwise indicated to Lender as confidential, Lender and all employees and agents of Lender shall exercise the same degree of care to maintain the confidentiality of such proprietary information that Lender exercises with respect to its own proprietary information of the same type, except that disclosure of such proprietary information may be made: (a.) to the subsidiaries or Affiliates of Lender in connection with their present or prospective business relations with Borrower; (b.) to prospective transferees or purchasers of any interest in the Advances; (c.) as required by law, regulations, rule or order, subpoena, judicial order, or similar order; (d.) as may be required in connection with the examination, audit or similar investigation of Lender; and (e.) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (i.) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (ii.) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information. The terms hereof supersede any and all terms of any other pre-existing confidentiality agreement between Borrower and Lender, with such other confidentiality agreement deemed to have had no force and effect.

This Agreement is subject to any terms and conditions set forth in **Addendum A** attached hereto and made a part hereof. There may be disclosures made by Borrower to Lender set forth on **Addendum B** attached hereto and incorporated by reference herein.

IN WITNESS WHEREOF, the parties hereto have caused this **Loan and Security Agreement (Accounts Receivable & Inventory Line of Credit)** to be executed as of the date first set forth above.

SIMPLE PRODUCTS Corporation
a(n) Utah corporation

By: Brian B. Christensen
Title: President & CEO

BFI Business Finance
a California corporation

By: David Drogos
Title: President

ACKNOWLEDGMENT AND AGREEMENT BY GUARANTOR(S)

The Guarantor or Guarantors hereby acknowledge the terms and conditions of the foregoing **Loan and Security Agreement (Accounts Receivable & Inventory Line of Credit)** and agree to the terms thereof, and further agree to be bound by such terms, including, but not limited to, the terms regarding choice of law, venue, and the waiver of the right to a jury trial.

____
Brian B. Christensen, Guarantor

State of Utah)

County of Salt Lake)

On this 15 day of December, in the year 2011, before me Aubrianna Tanzer,
DAY MONTH YEAR NOTARY PUBLIC NAME

a notary public, personally appeared Brian B. Christensen,
NAME OF DOCUMENT SIGNER

proved on the basis of satisfactory evidence to be the person(s) whose name(s) (is/are) subscribed to this instrument, and acknowledged (he/she/they) executed the same. Witness my hand and official seal.

____
NOTARY PUBLIC

SEAL

AUBRIANNA DESIREE TANZER
Notary Public
State of Utah
Comm. No. 610483
My Comm. Expires Jul 18, 2015

Addendum B

Pursuant to this **Addendum A to Loan and Security Agreement** (this "Addendum"), the foregoing **Loan and Security Agreement (Accounts Receivable & Inventory Line of Credit)** (the "Agreement") by and between **BFI Business Finance** ("Lender") and **SIMPLE PRODUCTS Corporation** ("Borrower") is hereby amended and/or supplemented by the terms and conditions set forth below.

30. The following definition(s) as set forth in "Section 1.1 Definitions." is(are) hereby amended and restated in its(their) entirety as set forth below:

"Maximum Inventory Advance" means the lesser of the sum of **two hundred fifty thousand and 00/100 Dollars ($250,000.00)** or **-----n/a----- percent (-----n/a----- %)** of the A/R Borrowing Base, with such amount conditionally subject to increase to **five hundred thousand and 00/100 Dollars ($500,000.00)** upon the occurrence of the "Inventory Sub-line Increase Triggering Event" as defined in the Term Loan Documents."

31. The following definition(s) as set forth in "Section 1.1 Definitions." is(are) hereby partially amended as set forth below (with the remainder of such definition(s) to remain unchanged):

Subparagraph (u.) of the definition of "Prime Accounts. "(u.) are not Accounts which in the aggregate from one Account Debtor constitute more than twenty-five percent (25%) of total Accounts (excepting the Accounts of Account Debtor CVS Pharmacy where such percentage, commencing six (6) months from the Closing Date, shall be fifty percent (50%) (such limit as applicable to Account Debtors and CVS Pharmacy, respectively, the "Concentration Limit"), but the portion not in excess of the Concentration Limit shall be eligible for consideration as Prime Accounts; and"

32. **The following Section(s) is(are) hereby partially amended as set forth below (with the remainder of such Section(s) to remain unchanged):**

Section 3.8.2.1. is amended to add the following sentence to the conclusion thereof: "Borrower agrees, immediately effective on the Closing Date, to cease its continued use of any remote desktop deposit services for the deposit of checks received from Borrower's Account Debtors, with any checks from Account Debtors (and other proceeds of Collateral) to be remitted to Lender pursuant to the terms of this Section 3.8.2.1."

Section 10.11. (Distributions) is amended to add the following sentence to the conclusion thereof: "Borrower also agrees that it will make any non-compensation related distributions to its shareholder Brian Christensen for the purpose of funding any entities directly or indirectly affiliated with Borrower or Mr. Christensen (including "bcharmed corporation"), with any compensation related distributions not restricted hereby to be consistent with past practices."

Section 10.13. (Investments) is amended to add the following sentence to the conclusion thereof: "Notwithstanding anything to the contrary in the preceding sentence, Borrower agrees that it will not make any loans or capital contributions to any entities directly or indirectly affiliated with Borrower or Brian Christensen (including "bcharmed corporation)."

33. **The following Section(s) is(are) hereby amended and restated in its(their) entirety as set forth below:**

"2.2.9. Loan Fee. At the time of initial funding hereunder Borrower agrees to pay Lender a loan fee equal to **two percent (2.00%)** of the Maximum Amount and, annually (every twelve (12) months) thereafter while any Obligations remain outstanding to Lender, Borrower agrees to pay Lender a loan fee equal to **one percent (1.00%)** of the Maximum Amount (the "Loan Fee")."

"10.1 Returns, Allowances and Credits. Borrower shall not accept any returns or grant any allowances or credits to Account Debtors without notifying Lender at the time any credit is issued. Such notification may be made by way of the submission by Borrower of its usual reports to Lender in the event of returns, allowances, or credits provided they are (a.) in the ordinary course of Borrower's business; and (b.) not in material amounts. Borrower has informed Lender that Borrower offers an annual markdown allowance program for the Chicago Area CVS Pharmacy stores. This program is in effect for the period of March through September of each year, with Borrower allowing a 50% rebate on the CVS paid cost of all lights sold after March 31st based on a sales report provided by CVS Pharmacy. Notwithstanding any contrary terms of this Section 10.1., Borrower agrees to notify Lender in advance of granting any such allowances to CVS (and immediately upon the accrual of any such allowances), with Borrower also agreeing to provide Lender (as soon as available) with any sales or other reports detailing such anticipated markdown allowances. Lender in its discretion shall have the right to impose a reserve against the Borrowing Base for any anticipated CVS markdown allowances."

"11.9. Material Third Party Agreements. Borrower or any Obligor defaults on any material agreement to which Borrower or such Obligor is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Borrower's or such Obligor's obligations thereunder, or any material agreement to which Borrower or any Obligor is a party is cancelled, matures or terminates, and which default, cancellation, maturity or termination would have a material negative effect on Borrower's or such Obligor's business in Lender's reasonable business judgment, with it being understood that that certain Asset Purchase and Sale Agreement, being entered into contemporaneously herewith (or hereafter), between Borrower, on the one hand, and Hansen & Taylor Investment Group LLC (dba Flirty Aprons) and Apron Central, LLC, on the other hand, (such agreement together with any and all related documents, the "APA") shall be deemed a material agreement, with a default thereunder by any party thereto deemed to have a material negative effect on Borrower's business, thereby resulting in a Material Event of Default."

"25.16. Term Loan Documents Executed Concurrently Herewith, If Any. Concurrently with the execution of this Agreement or hereafter, Borrower may be executing a Secured Promissory Note (the "Term Loan") and related documents (collectively, the "Term Loan Documents")."

34. The following Section(s) is(are) hereby added as set forth below:

"10.20. Flirty Aprons Asset Purchase. Notwithstanding anything to the contrary in this Agreement, Borrower agrees that it will not enter into that certain pending "Asset Purchase and Sale Agreement" between Borrower, on the one hand, and Hansen & Taylor Investment Group LLC, and Apron Central, LLC, on the other hand (individually and collectively, "Seller")(such agreement together with any and all related documents, the "APA") without Lender's prior written consent which will be conditioned upon (among other things) the following: (a) the APA shall be in form acceptable to Lender; (b) with respect to the assets being purchased under the APA (the "Purchased Assets"), Borrower shall provide Lender with satisfactory evidence that such Purchased Assets are being purchased free and clear of any liens and security interests (with the exception of a lien and security interest to be granted in favor of Seller in the Purchased Assets to secure payment of the purchase price for the Purchased Assets, the "Seller Security Interest"); (c) Lender's receipt from the Seller of an executed lien subordination agreement in favor of, and in form acceptable to, Lender subordinating the Seller Security Interest in the Purchased Assets (with the form of an acceptable lien subordination agreement having been provided to Borrower); and (d) Lender's receipt of satisfactory evidence that ownership to the Purchased Assets will be irrevocably vested in Borrower immediately upon the closing of the APA transaction."

35. Conditions Subsequent. The items set forth below are hereby added as conditions subsequent to continued Advances hereunder and under the Loan Documents:

35.1. Borrower agrees to update Lender no less frequently than monthly on the status of Borrower obtaining license(s) from third parties to sell products relating to such third parties' intellectual property (including Borrower's obtaining of licenses from Collegiate Licensing Company ("CLC")). Within 60 days of obtaining any such licenses, Borrower agrees to cause the applicable licensor to provide Lender with a temporary license (in form acceptable to Lender) that will allow Lender to liquidate any licensed products upon the occurrence of an Event of Default (the "Temporary Lender License"). Borrower acknowledges and agrees that licensed products shall not be eligible for Advances unless all of the requirements set forth in the definition of "Eligible Inventory" have been met including the requirements of subparagraph (f.) of such definition which requires that Lender receive an executed Temporary Lender License."

Exhibit A

Borrower hereby makes the following disclosures to Lender:

Disclosure 1: -----n/a-----

Disclosure 2: -----n/a-----

Exhibit A

Lender's Account

Name: BFI Business Finance
Bank: City National Bank
Address: 2001 North Main Street, Suite 200
Walnut Creek, California 94596

Collateral Control Account(s)
(one or more of the following Accounts may apply)

Post Office Box

Name: BFI Business Finance
Address: P.O. Box 225
Santa Clara, California 95052-0225

Blocked Account

Name: SIMPLE PRODUCTS Corporation
Bank: ----------n/a----------
Address: ----------n/a----------
----------n/a----------

Lockbox Account

Name: SIMPLE PRODUCTS Corporation
Lockbox Address: ----------n/a----------
----------n/a----------

Provided by: ----------n/a----------
Address: ----------n/a----------
----------n/a----------

TO OUR VALUED CUSTOMERS:

Our Accounting Department has recently moved.

To ensure proper credit to your account, please correct your records to indicate that payment is to be made to the following:

If by check:

SIMPLE PRODUCTS Corporation
c/o Accounting Department
P.O. Box 225
Santa Clara, California 95052-0225

If by wire or ACH:

Please contact us for instructions

Thank you for your cooperation in this matter.

Sincerely,

SIMPLE PRODUCTS Corporation

Brian B. Christensen
President & CEO

WIRE / ACH INSTRUCTIONS
FOR

SIMPLE PRODUCTS Corporation

City National Bank – Walnut Creek Regional Center

2001 North Main Street, Suite 200

Walnut Creek, California 94596-7263

Swift Code (International only): CINA US 6L

Routing Number: **122016066**

Account Number: **441001800**

with further credit to:

SIMPLE PRODUCTS Corporation

C/O Accounting Department

SECURED PROMISSORY NOTE
Multiple Advance - Non-Revolving

$250,000.00 **December 14, 2011**

FOR VALUE RECEIVED, **SIMPLE PRODUCTS Corporation, a(n) Utah corporation** ("Borrower"), promises to pay to **BFI BUSINESS FINANCE**, a California corporation ("Lender"), or order, at Lender's place of business at 851 East Hamilton Avenue, 2nd Floor, Campbell, California 95008, or at such other place as may be designated in writing to Borrower by the holder of this Secured Promissory Note (this "Note"), the principal sum of **Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or so much of said amount as shall have been advanced hereunder** (as such amount shall change from time to time the "Loan Amount"), which shall be subject to and disbursed under the additional terms and conditions of that certain **Loan and Security Agreement** dated **December _____, 2011** (as amended the "Loan Agreement"), together with interest from the date of each Advance (as defined below) on the unpaid principal balance at a rate (the "Rate") of **Two percentage point(s) (2.00%) per annum** over and above the rate announced as the "prime" rate in the Western Edition of the Wall Street Journal which is in effect from time to time (the "Prime Rate"); provided that the Prime Rate shall at all times be deemed to be not less than **four percent (4.00%) per annum** (the "Deemed Prime Rate"). In the event that the Prime Rate is changed, the adjustment in the interest rate charged shall be made on the day such change occurs. The Prime Rate is a rate used by certain financial institutions as one of their index rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of such financial institutions' index rates. Upon the occurrence of a default or an event of default under this Note, the rate of interest on the Note shall be increased at the option of Lender to an additional three percent (3.00%) in excess of the then applicable interest rate. Interest shall be computed on the basis of a 360-day year and shall be charged to Borrower's Revolving Line (as defined below)on the first day of the following month, and, if not so paid, it shall thereafter bear like interest as the principal.

1. Amounts to be advanced under this Note shall be made in one or more advances solely for the purpose of purchasing new Inventory (each an "Advance" and collectively, the "Advances"), with any Advance not to exceed 100% of the purchase cost of new Inventory being purchased with such Advance, and with total combined outstanding Advances under (a) this Note, and (b) pursuant to the Inventory Borrowing Base (set forth in the Loan Agreement) not to exceed 100% of Eligible Inventory under the Inventory Borrowing Base (set forth in the Loan Agreement). The aggregated total of Advances made under this Note shall not exceed a grand total of **$250,000.00.** Any Advances hereunder are to made by Lender directly to Borrower's vendors solely for the purpose of paying for Borrower's purchases of new inventory.

2. Lender may, at its option, charge Borrower's Revolving Line for the principal, interest, and fees hereunder, which are due and payable on the dates and in the manner that follows:

(a) Interest payments will be due and payable in arrears commencing on the first day of the first month following disbursement of the first Advance and continuing on the first day of each month thereafter while amounts hereunder are due and owing;

(b) Principal payments will be due and payable as follows:

☐ Per the following schedule: ----------n/a----------

☐ **monthly** in __________________ (________) consecutive payments each in the amount of ____________________ **Dollars ($**____________________), beginning ______________, **20**_____.

☒ one (1) payment on the Maturity Date (as defined below) of all principal then outstanding, except that in the event the Inventory Sub-line Increase Triggering Event (as defined below) occurs prior to or on the Maturity Date, all principal then outstanding hereunder shall be transferred to and constitute an additional Advance outstanding against the Inventory Borrowing Base (as defined in the Loan Agreement) under the Loan Agreement, with the Maximum Inventory Advance amount (as defined in the Loan Agreement) under the Loan Agreement to simultaneously increase to $500,000. As used herein, the "Inventory Sub-line Increase Triggering Event" shall occur if (prior to or on the Maturity Date) the respective gross collateral values (as determined by Lender) of Borrower's Accounts and Inventory each simultaneously exceed $850,000.

(c) A loan fee of **-----n/a----- percent (-----n/a-----%)** of **-----n/a-----** which equals the sum of **-----n/a----- and 00/100 Dollars ($-----n/a-----)**, (the "Loan Fee") shall be charged at the time of the execution hereof and based on the then outstanding Loan Amount **----------n/a---------** thereafter;

(d) An administrative fee of **One-quarter of one percent (0.25%)** per month of the daily outstanding balance of the Loan Amount during the preceding month, (the "Administrative Fee") shall be charged on the first day of each month following disbursement of the first Advance and monthly thereafter while amounts hereunder are due and owing;

(e) An appraisal fee of **-----n/a----- 00/100 Dollars ($-----n/a-----)** (the "Appraisal Fee") shall be charged for each appraisal of the Collateral performed by Lender or its agents;

(f) On the first day of each month, Lender will transfer all loan payments due under this Note, including principal payments and all accrued interest and Administrative Fees, to the accounts receivable line of credit (the "Revolving Line") extended to Borrower pursuant to the Loan Agreement and all of the riders and amendments thereto;

(g) Borrower shall pay all fees and legal and other costs incurred by Lender in connection with the negotiation and preparation of this Note and the documents executed in connection herewith and the perfection of any security interest in any collateral granted by Borrower or any third party to Lender in connection with this Note, including but not limited to attorneys' fees and legal and other costs, which Lender shall charge to Borrower's Revolving Line;

(h) On the date that is one hundred and twenty (120) days from the Closing Date of the Loan Agreement (the "Maturity Date"), the entire principal balance hereof, together with any and all unpaid and/or accrued interest, loan fees, monthly Administrative Fees, and attorneys' fees and legal and other costs due hereunder, shall be paid in full (unless earlier due and payable pursuant to the terms of this Note or the Loan Documents);

(i) Interest not paid when due shall bear interest at the same rate as principal. All payments hereunder are to be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal. All principal and interest due hereunder is payable in lawful money of the United States of America; and

(j) In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

3. Voluntary prepayments of the principal balance of this Note shall be permitted at any time. Also, a prepayment may be deemed to have occurred regardless of whether such payment or other reduction (i) is voluntary or involuntary; (ii) is occasioned by Lender's acceleration of the obligations hereunder or a demand hereunder; (iii) is made by Borrower or other third party, including a guarantor of Borrower's obligations hereunder; (iv) results from Lender's receipt or collection of proceeds of its collateral, including insurance proceeds and condemnation awards; (v) results from Lender's exercise of its right of setoff; and/or (vi) is made during an insolvency proceeding, or is made pursuant to any plan of reorganization or liquidation. Any such voluntary or involuntary prepayment shall be accompanied by all interest and any Administrative Fees that have accrued and remain unpaid with respect to the amount of principal being repaid and a prepayment fee equal to the following:

(a) **----------n/a---------- percent (----------n/a----------%)** of the amount prepaid with respect to any prepayments made during the first 12 months of the term of this Note; and

(b) **----------n/a---------- percent (----------n/a----------%)** of the amount prepaid with respect to any prepayments made thereafter.

Amounts repaid or prepaid with respect to this Note may not be reborrowed. Partial prepayments of principal shall be applied to scheduled payments of principal in the inverse order of their maturity.

4. If any installment of principal, interest, or Administrative Fee hereunder is not paid when due, the holder shall have the following rights in addition to the rights set forth herein, in the Loan Agreement, and under law:

(a) the right to compound interest and the Administrative Fee by adding the unpaid interest and/or Administrative Fee to principal, with such principal amount thereafter bearing interest and the Administrative Fee at the rates provided in this Note; and

(b) if any installment is more than ten (10) days past due, the right to collect a charge equal to the greater of **Fifteen Dollars ($15.00) or five percent (5%)** of the late payment for each month in which it is late. This charge is a result of a reasonable endeavor by Borrower and the holder to estimate the holder's added legal and other costs and damages resulting from Borrower's failure to make timely payments under this Note; hence Borrower agrees that the charge shall be presumed to be the amount of damage sustained by the holder since it is extremely difficult to determine the actual amount necessary to reimburse the holder for damages.

5. Borrower expressly waives presentment, demand, protest, notice of dishonor, notice of default, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, the benefit of any exemption under the homestead exemption laws, and all other notices and demands in connection with the delivery, acceptance, performance, or enforcement of this Note. Borrower agrees that Lender may release, surrender, exchange, or substitute any collateral now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby. Borrower irrevocably waives the right to direct the application of all payments at any time hereafter received by Lender on behalf of Borrower, and Borrower agrees that Lender shall

have the continuing exclusive right to apply any such payments against the then due and owing obligations of Borrower to Lender as Lender may deem advisable.

6. It is expressly agreed that if a default or breach occurs in the payment of any principal, interest, or other fee as provided above, or in the payment or performance of any other of Borrower's Obligations (as that term is defined in the Loan Agreement), at Lender's option, the unpaid principal balance of this Note, together with interest accrued thereon, and other fees as provided above shall forthwith be due and payable. In the event the Revolving Line is paid in full, all amounts due under this Note shall also be due, owing, and payable.

7. This Note is made subject to the terms and conditions of and is secured by security interests granted by Borrower in favor of Lender, and all covenants, conditions, and agreements contained in the **Loan Agreement** and the **Intellectual Property Security Agreement**, all of which are hereby incorporated and made a part hereof. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

8. Borrower hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity. This Note shall be binding upon all legal representatives, successors, and assigns of Borrower. However, Borrower may not assign this Note or any rights hereunder without Lender's prior written consent. Neither an unconsented assignment nor an assignment consented to by Lender shall release Borrower or any guarantor of any Obligation or indebtedness hereunder. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the documents executed herewith or hereafter. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, or about Borrower or its business, any guarantor or the business of any guarantor, or any Collateral required hereunder. Any waiver of any rights under this Note, the Loan Agreement, or under any other agreement, instrument, or paper signed by Borrower is neither valid nor effective unless made in writing and signed by Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or of any other right.

9. Borrower promises to pay all legal and other costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or any appeal thereof. Borrower and Lender agree that this Note is entered in to and Borrower's performance to Lender occurs at Campbell, California. This Note shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

10. Any collateral pledged to secure any obligation of Borrower shall also secure any other obligation of Borrower except that any real property pledged to secure any obligation of Borrower shall only secure any other obligation of Borrower if Lender specifically so agrees in writing.

11. An Event of Default under this Note, the Loan Agreement, or any other agreement referenced in Section 7 above shall be an Event of Default under each of such loan documents, and vice versa.

12. In the event any one or more of the provisions contained in this Note is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. This Note, or a signature page thereto intended to be attached to a copy of this Note, signed and transmitted by facsimile machine, telecopier, or other electronic means (including via transmittal of a "pdf" file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier, or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier, or other electronic means as a defense to the enforcement of this Note.

14. This is an integrated Note and supersedes all prior agreements or negotiations regarding the subject matter hereof. This Note may only be amended in writing. This Note amends and restates that certain Secured Promissory Note dated as of **----------N/A---------** by **SIMPLE PRODUCTS Corporation**, however, this Note is not a novation of the obligations under such prior Secured Promissory Note or the terms contained therein.

[...Signature Page Follows...]

This Note is subject to the terms and conditions set forth in **Addendum A** attached hereto and made a part hereof by this reference.

IN WITNESS HEREOF, this Note has been executed and delivered on the date first set forth above.

SIMPLE PRODUCTS Corporation

By: Brian B. Christensen
Title: President & CEO

- -

State of Utah)
County of Salt Lake)

On this 15 day of December, in the year 2011, before me Aubrianna Tawzer, a notary public, personally appeared Brian B. Christensen,

proved on the basis of satisfactory evidence to be the person(s) whose name(s) (is/are) subscribed to this instrument, and acknowledged (he/she/they) executed the same. Witness my hand and official seal.

NOTARY PUBLIC

SEAL

AUBRIANNA DESIREE TAWZER
Notary Public
State of Utah
Comm. No. 610463
My Comm. Expires Jul 16, 2015

ADDENDUM A

Pursuant to this Addendum A to Secured Promissory Note (this "Addendum") executed by and between **SIMPLE PRODUCTS Corporation** ("Borrower") and **BFI Business Finance** ("Lender") the foregoing Secured Promissory Note (the "Note") is hereby amended and/or supplemented by the following terms and conditions, which are incorporated by this reference in the Note as the following additional paragraphs to the Note:

15 N/A

SIGNATURE AUTHORIZATION

December 14, 2011

Each person whose specimen signature appears below is hereby authorized and empowered to transact any and all business with BFI Business Finance, Campbell, California, which the undersigned could in any way transact and is further authorized to execute, acknowledge and/or deliver on behalf of the undersigned in the name of the undersigned any and all assignments, documents, instruments and agreements which he may deem necessary or convenient in the transaction of such business of the undersigned.

Signatures and Titles are as follows:

Name (Print or Type)	Title	Specimen Signature
Brian B. Christensen	**President & CEO**	[signature]

SIMPLE PRODUCTS Corporation

[signature]

By: Brian B. Christensen
Title: President & CEO

Verification of Contact Information
for the Account of

SIMPLE PRODUCTS Corporation

Please verify the following contact information and complete & correct as needed:

Name: Brian B. Christensen

Home Address: 2328 E. Mercer Pt.
Draper, UT 84020

Home Phone: 801-495-1904

Work Phone (Direct): 801-553-8886

Cell Phone: 801-201-7776

Email Address: brian@simpleproductscorp.com

By: [signature] Date: 12/14/2011
Brian B. Christensen

State of Utah)
County of Salt Lake)
On this 15 day of December, in the year 2011, before me Aubrianna Tawzer,
a notary public, personally appeared Brian B Christensen,
proved on the basis of satisfactory evidence to be the person(s) whose name(s) (is/are) subscribed to this instrument, and acknowledged (he/she/they) executed the same. Witness my hand and official seal.

[signature]
NOTARY PUBLIC

AUBRIANNA DESIREE TAWZER
Notary Public
State of Utah
Comm. No. 610483
My Comm. Expires Jul 18, 2015

SEAL

**Please present valid & unexpired Primary ID at the time of completion.
A copy of the ID must be attached to this document.

--For Lender Use Only--

Type / Jurisdiction	Number	Expiration	Initials
Name / Address		DOB	